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WEYERHAEUSER COMPANY

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2020 WEYERHAEUSER NOTICE OF THE 2020 ANNUAL MEETING & PROXY STATEMENT

DEAR SHAREHOLDER:

We are pleased to invite you to attend your company’s annual meeting of shareholders at 8:00 a.m. Pacific Time on Friday, May 15, 2020. We are sensitive to the public health and travel concerns our various stakeholders may have and the recommendations that public health officials and federal, state and local governments have issued in light of the evolving coronavirus (COVID-19) situation. As a result, the annual meeting will be conducted virtually via audio webcast. You will be able to attend the meeting, vote your shares and submit questions by logging on to www.virtualshareholdermeeting.com/WY2020.

The annual meeting will include a report on our operations and consideration of the matters set forth in the accompanying notice of annual meeting and proxy statement. All shareholders of record as of March 20, 2020 are entitled to vote.

Your vote is important. Whether or not you plan to attend the virtual annual meeting, we urge you to please vote as soon as possible. You can vote in the manner described in the section titled Information about the Meeting—Voting Matters—Options for Casting Your Vote on page 65 of the accompanying proxy statement.

On behalf of your board of directors, thank you for your continued ownership and support of Weyerhaeuser.

Sincerely,

Rick R. Holley	Devin W. Stockfish
Chairman of the Board	President and Chief Executive Officer

OUR CORE VALUES

Safety    ●     Integrity    ●    Citizenship    ●    Sustainability    ●     Inclusion

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2020 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see Information about the Meeting on page 64.

Meeting Date: May 15, 2020	Meeting Time: 8:00 a.m. (Pacific)	Record Date: March 20, 2020	Virtual Meeting Location: Audio Webcast www.virtualshareholdermeeting.com/WY2020

ANNUAL MEETING BUSINESS

Weyerhaeuser Company’s annual meeting of shareholders will be held May 15, 2020 to:

●	elect as directors the 11 nominees named in the accompanying proxy statement;

●	approve, on an advisory basis, the compensation of our named executive officers;

●	ratify the selection of KPMG LLP as the company’s independent registered public accounting firm for 2020; and

●	transact any other business that may be properly brought before the annual meeting.

PROXY MATERIALS

On or about April 3, 2020, we began distributing to each shareholder entitled to vote at the annual meeting either: (i) a Meeting Notice; or (ii) this proxy statement, a proxy card and our 2019 Annual Report to Shareholders and Form 10-K. The Meeting Notice contains instructions to electronically access our proxy statement and our 2019 Annual Report to Shareholders and Form 10-K, how to vote via the internet or by mail and how to receive a paper copy of our proxy materials by mail, if desired.

ATTENDING AND VOTING AT THE ANNUAL MEETING

There will be no physical location for the annual meeting. Shareholders may attend, vote and ask questions at the meeting only by logging in at www.virtualshareholdermeeting.com/WY2020. To participate, you will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials.

Your vote is important. Shareholders who are owners of record of Weyerhaeuser common shares at the close of business on March 20, 2020, the record date, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the virtual annual meeting, we urge you to vote as soon as possible by one of these methods:

Via the Internet: www.proxyvote.com	Call Toll-Free: 1-800-690-6903	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares. Shareholders may also vote at the virtual annual meeting. For more information on how to vote your shares, please refer to Information about the Meeting—Voting Matters—Options for Casting Your Vote on page 65.

Kristy T. Harlan

Senior Vice President, General Counsel and Corporate Secretary

Seattle, Washington

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 15, 2020

This Notice of the Annual Meeting of Shareholders, our Proxy Statement and our Annual Report to

Shareholders and Form 10-K are available free of charge at www.proxyvote.com.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider before casting your vote. Please read this entire proxy statement carefully before voting.

2020 ANNUAL MEETING INFORMATION

The Weyerhaeuser Company 120th Annual Meeting of Shareholders is scheduled to take place on May 15, 2020 at 8:00 a.m. (Pacific). There will be no physical location for the annual meeting. Shareholders may attend, vote and ask questions at the meeting only by logging in at www.virtualshareholdermeeting.com/WY2020. To participate, you will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Proxies are solicited from shareholders of record on March 20, 2020 to consider and vote on the following matters:

Items of Business		Board Recommendation	Page Number

1.	Election of the 11 directors named as nominees in the proxy statement	FOR	20

2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	27

3.	Ratify the selection of independent registered public accounting firm for 2020	FOR	58

In addition to the above matters, we will transact any other business that is properly brought before the shareholders at the annual meeting.

DIRECTOR NOMINEES (page 21)

We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes cast. See Nominees for Election beginning on page 21 for more information regarding our director nominees.

					COMMITTEES

Name and Primary Occupation	Age	Director Since	Independent	EC	AC	CC	GCRC

Mark A. Emmert President, National Collegiate Athletic Association	67	2008	🌑			🌑

Rick R. Holley (Chairman) Former Chief Executive Officer, Plum Creek Timber Company, Inc.	68	2016	🌑	🌑

Sara Grootwassink Lewis Chief Executive Officer, Lewis Corporate Advisors	52	2016	🌑		Chair

Al Monaco President and Chief Executive Officer, Enbridge Inc.	60	2020	🌑

Nicole W. Piasecki Former Vice President and General Manager, Propulsion Division, Boeing Commercial Airplanes	57	2003	🌑			🌑	Chair

Marc F. Racicot Former President and Chief Executive Officer, American Insurance Association and Former Governor, State of Montana	71	2016	🌑		🌑		🌑

Lawrence A. Selzer President and Chief Executive Officer, The Conservation Fund	60	2016	🌑			🌑	🌑

D. Michael Steuert Chief Financial Officer, Fluor Corporation	71	2004	🌑		🌑

Devin W. Stockfish President and Chief Executive Officer, Weyerhaeuser Company	46	2019		🌑

Kim Williams Former Partner and Senior Vice President, Wellington Management Company, LLP	64	2006	🌑		🌑		🌑

Charles R. Williamson (Lead Independent Director) Former Executive Vice President, Chevron Corporation and Former Chief Executive Officer, Unocal Corporation	71	2004	🌑	Chair		Chair

EC = Executive Committee      AC = Audit Committee      CC = Compensation Committee      GCRC = Governance and Corporate Responsibility Committee

2	WEYERHAEUSER COMPANY

PROXY SUMMARY

BOARD COMPOSITION

Gender Diversity 3 8 Women Men Tenure 5 5 <5 yrs. 10+ yrs. Average: 7.5 years Independence 1 10 Independent Directors Non-Independent Directors

CORPORATE GOVERNANCE HIGHLIGHTS (page 11)

Our corporate governance policies and practices promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management, and help build public trust in the company. Below is a summary of some of the highlights of our corporate governance framework.

Board Practices

  10 of 11 director nominees are independent

  Annual election of all directors

  Separation of board chair and CEO

  Lead independent director

  Regular executive sessions of independent directors

  Comprehensive and strategic risk oversight

  Mandatory retirement age for directors at 72

  Annual board and committee evaluations

  Limits on outside board service for directors

Shareholder Matters

  Robust shareholder engagement

  Proxy access for shareholders

  Shareholder right to call special meetings

  Majority voting for director elections

  Annual Say-on-Pay voting

Other Governance Practices

  Executive and director stock ownership requirements

  Clawback policy

  Prohibition on hedging or pledging company stock

SUSTAINABILITY AND ESG PRACTICES (page 7)
Sustainability is a core value at Weyerhaeuser. We organize our sustainability efforts using an ESG framework that focuses on environmental stewardship, social responsibility and corporate governance, and integrate our sustainability strategy and initiatives into our overall business strategy. Operating our business ethically and transparently and meeting our responsibilities to the environment, our people and the communities in which we operate and live are among our highest priorities.	WE PUBLISH A COMPREHENSIVE SUSTAINABILITY REPORT AND WE REPORT ESG DATA TO A NUMBER OF 3RD PARTY SERVICES

2020 ANNUAL MEETING & PROXY STATEMENT	3

PROXY SUMMARY

BUSINESS PERFORMANCE HIGHLIGHTS

Our business and financial performance provides important context for the matters discussed in this proxy statement, particularly our executive compensation programs. Following is a brief snapshot of our financial performance, as well as a summary of our significant business achievements, in 2019.

2019 Business Achievements

Throughout 2019, all our businesses continued to execute well despite challenging market conditions. Our Timberlands and Wood Products businesses captured more than $100 million in operational excellence improvements, with lumber and oriented strand board achieving record-low controllable manufacturing costs. Our Real Estate, Energy & Natural Resources business also performed well, generating exceptionally strong financial results and delivering a 61 percent premium to timber value from real estate sales.

Our leadership team is committed to maintaining a relentless focus on optimizing our overall portfolio, continuing to improve performance through operational excellence, and driving value for shareholders through disciplined capital allocation.

OUR TOTAL SHAREHOLDER RETURN WAS 45.6% IN 2019	WE RETURNED MORE THAN $1.07 Billion TO SHAREHOLDERS IN 2019	WE CAPTURED OVER $100 Million IN OPX IMPROVEMENTS IN 2019

Our significant accomplishments in 2019 include:

Financial Results

● Total Shareholder Return of 45.6%.

● Generated revenues of $6.6 billion and strong EBITDA performance despite challenging commodity product pricing.

● Realized a 61% premium to timber value in real estate sales.

Strategic Initiatives

● Achieved record-low cost structure in multiple Wood Products businesses.

● Optimized a significant portion of our Northern Timberlands portfolio through strategic dispositions with total expected proceeds of nearly $450 million.

● Reduced our pension liabilities by $1.5 billion.

● Captured over $100 million of OpX improvements, exceeding our company target for 2019 (which was $80 - $100 million).

Cash to Shareholders

● Returned over $1 billion to shareholders through our $0.34 per share quarterly dividend.

● Repurchased $60 million of common shares.

Stakeholder Recognitions

● Included in the Dow Jones Sustainability North American Index, an honor we have held since 2005.

● Named one of the World’s Most Ethical Companies® by the Ethisphere Institute for the tenth time.

● Named for the third time among the Top 250 most effectively managed companies by The Wall Street Journal.

4	WEYERHAEUSER COMPANY

PROXY SUMMARY

COMPENSATION HIGHLIGHTS (page 29)

Philosophy and Practices. Our executive compensation program is designed to provide a market-competitive pay opportunity that ensures we attract and retain top talent, with pay delivery directly linked to the achievement of short- and long-term business results.

Objective	Key Compensation Practices

Offer competitive pay opportunity that allows us to attract and retain top talent.	We benchmark against peers and industry comparative data. We target compensation in the median range of market pay.

Emphasize pay-for-performance that drives superior financial results and value creation.

 A significant portion of our executive pay is performance-based compensation.

 We evaluate performance against rigorous, pre-set performance goals.

 We exercise negative discretion to reduce incentive compensation otherwise payable upon achievement of pre-set goals as appropriate.

Provide strong alignment with the interests of our shareholders.

 A significant portion of our executive pay is in the form of equity compensation.

 Our PSU awards, which account for 60% of the equity awards for our executives, are tied to a 3-year relative TSR measure.

 Stock ownership requirements ensure that our executives hold a significant amount of our stock.

Mitigate unnecessary and excessive risk-taking.

 We have no employment agreements or guaranteed bonuses.

 We have a clawback policy and anti-hedging and pledging policy.

 We provide for “double trigger” accelerated vesting of our long-term incentive equity awards upon a change in control.

 We have no executive perquisites other than limited relocation-related benefits and no tax gross ups for “golden parachute” excise taxes.

2020 ANNUAL MEETING & PROXY STATEMENT	5

PROXY SUMMARY

Shareholder Engagement. Our Compensation Committee considers the advisory vote on our executive compensation program and individual feedback from our shareholders to be among the most important items of consideration in evaluating our pay program. In 2019, we actively engaged in a robust shareholder outreach program:

●  We issued supplemental proxy disclosure before our annual meeting to provide additional context regarding our compensation practices and decisions.

●  We reached out to shareholders representing over 55% of our shares before our annual meeting and spoke with shareholders representing over 23% of our shares.

●  In late 2019, we conducted additional shareholder outreach and spoke with shareholders representing over 35% of our shares (including some with whom we had previously spoken).

In response to shareholder feedback, our Compensation Committee took action and implemented some changes to our disclosure and pay practices for 2020, which are discussed in more detail under Response to Shareholder Feedback on page 31.

6	WEYERHAEUSER COMPANY

SUSTAINABILITY AT WEYERHAEUSER

SUSTAINABILITY AT WEYERHAEUSER

Sustainability is a core value at Weyerhaeuser. We organize our sustainability activities using an ESG framework that focuses on environmental stewardship, social responsibility and corporate governance, and we integrate this work into our overall business strategy. The Governance and Corporate Responsibility Committee provides oversight and direction on our sustainability strategy, including matters relating to climate change, and annually reviews our performance and progress toward our many rigorous and measurable goals. The Committee also reviews key issues and trends. Management reports on all these matters to the full board of directors on an annual basis.

Sustainable Forest Management Environmental Impact Carbon Footprint	Safety & Human Capital Workplace Culture Community Investment & Engagement	Governance Practices Board Composition Executive Compensation Ethics & Integrity

ENVIRONMENTAL STEWARDSHIP SOCIAL RESPONSIBILITY CORPORATE GOVERNANCE

ENVIRONMENTAL STEWARDSHIP: 120 YEARS OF LEADERSHIP

We practice sustainable forest management.

We manage our forests sustainably to ensure they will last forever. Our commitment to sustainable forestry has been at the heart of our business strategy and daily operations since the early days of the company. We independently certify our timberlands and our entire wood products supply chain to the Sustainable Forestry Initiative® forest management and fiber sourcing standards.

Through our sustainable forestry practices, we:

●	keep the harvesting and growth of our forests in balance;

●	protect water and air quality;

●	preserve valuable wildlife habitat and biodiversity;

●	reduce the likelihood and magnitude of forest fires; and

●	provide recreational access for our communities

2020 ANNUAL MEETING & PROXY STATEMENT	7

SUSTAINABILITY AT WEYERHAEUSER

We take steps to minimize our environmental footprint.

We meet or exceed rigorous environmental standards in all areas where we operate, and we constantly strive to improve the efficiency of our operations. We focus on increasing energy and resource efficiency, reducing greenhouse gas emissions, reducing water consumption, conserving natural resources, and offering products with superior sustainability attributes that meet our customers’ needs. We set measurable sustainability goals aligned with our business strategy and regularly evaluate our progress.

We are committed to continuously improving our sustainability practices based on sound science and innovation. We actively monitor environmental conditions that could affect our assets and operations, and partner with and support local, regional, national and global nonprofit organizations, research institutes, universities and government agencies on research efforts and projects.

ON AVERAGE WE USE 95% OF EVERY LOG WE MEET NEARLY 70% OF OUR OWN ENERGY NEEDS USING RENEWABLE BIOMASS WE REDUCED OUR GREENHOUSE GAS EMISSIONS BY >50% SINCE 2000 98% OF OUR WASTE IS REUSED OR RECYCLEDON AVERAGE WE USE 95% OF EVERY LOG WE MEET NEARLY 70% OF OUR OWN ENERGY NEEDS USING RENEWABLE BIOMASS WE REDUCED OUR GREENHOUSE GAS EMISSIONS BY MORE THAN 50% SINCE 2000 98% OF OUR WASTE IS REUSED OR RECYCLED

We contribute to climate change solutions.

Our working forests and sustainable wood products serve fundamental needs in society while also supporting solutions to the challenges posed by climate change. Our sustainably managed forests absorb carbon dioxide from the atmosphere as they grow and store it in their limbs, roots and trunks. Once harvested, most of that carbon continues to stay captured in our long-lived wood products. Because we reforest 100 percent of our forests after harvesting, we create a continuous and sustainable cycle of carbon dioxide absorption and storage.

Wood products also have lower embodied emissions associated with their manufacturing and use than common alternatives such as steel and concrete.

SOCIAL RESPONSIBILITY

We invest in the safety and success of our people.

The success of our company depends on the safety and success of our people. Our human capital and talent management practices strive to attract, engage, develop and retain talented employees who feel valued and included, have opportunities to grow and are driven to succeed. Our goal is to be a magnet for diverse top talent.

Safety. We operate in environments with inherent risks. Our highest priority is the safety of our employees, contractors, and all others who come into contact with our daily operations. Our industry-leading safety results are driven by:

●  caring leadership with a safety-focused “tone at the top”;

●  engaged employees with robust safety training and education; and

●  a strong focus on identifying and reducing hazards and risks.

Our efforts have resulted in a significant and sustained reduction in the number and severity of recordable injuries. We remain relentlessly focused on achieving our goal of creating an injury-free workplace.

41% REDUCTION in injury severity 2018-2019 10.0 2.0 1990 2019 RECORDABLE INCIDENT RATE

8	WEYERHAEUSER COMPANY

SUSTAINABILITY AT WEYERHAEUSER

People Development. We focus a great deal of energy and resources on the training and development of our people. We feel so strongly about this that we made people development a critical focus area in our company vision. To support our objectives, we:

● partner with our employees on individual development plans and provide a range of individual development tools;

● enroll hundreds of our front-line, mid-level, and future executive leaders in development programs;

● engage in rigorous internal talent assessment and succession planning; and

● monitor and regularly review our strategies and action plans to address any workforce gaps in our organization, including gender, race and other underrepresented groups.

Workplace Culture. Creating and maintaining a strong and positive workplace culture is critical to achieve our goal of being an inclusive, rewarding place to work. We are unwavering in our core values—safety, integrity, citizenship, sustainability, and inclusion—which are cited often by our employees and are visible throughout our organization. We also believe strongly that embracing diverse experiences, ideas, and points of view leads to better decision-making and improves overall company performance. We achieve a strong workplace culture through:

● “no tolerance” policies regarding discrimination and harassment of employees, suppliers, customers and visitors;

● training on unconscious bias, harassment prevention, and creating an inclusive workplace;

● an Inclusion Council that provides insight, ideas and action to help make our company a great place to work for all people; and

● regular company-wide surveys and other means by which we collect candid feedback on how we’re doing so we can address any gaps.

900+ LEADERS have participated in a DEVELOPMENT PROGRAM 2014-2019 We have conducted PAY EQUITY REVIEWS since 2004

300+ LEADERS HAVE COMPLETED UNCONSCIOUS BIAS TRAINING 96% OF EMPLOYEES ARE PROUD OF THEIR WORK (2019 SURVEY)

We support our communities.

Our commitment to supporting people extends beyond our employees. We are also deeply connected to the communities where we operate and have a long history of doing our part to help them thrive. We began making charitable donations in the earliest days of the company, and today we donate money, time, skills and resources to support hundreds of important organizations and programs in the rural and urban communities in which we operate. We also develop and maintain positive relationships with communities near our operations, especially in areas where our forests are shared resources with neighbors and tribal communities.

EMPLOYEES LED 280 COMMUNITY PROJECTS AND VOLUNTEERED 22,982 HOURS IN 2019 2019 COMMUNITY INVESTMENT BY FOCUS AREA THROUGH OUR WEYERHAEUSER GIVING FUND 18% Environmental Stewardship 5% Affordable Housing and Shelter 45% Education & Youth Development 32% Human Services, Civic & Cultural Growth

2020 ANNUAL MEETING & PROXY STATEMENT	9

SUSTAINABILITY AT WEYERHAEUSER

ETHICS AND TRANSPARENCY

Integrity is a core value at Weyerhaeuser. We have a strong culture of ethics and integrity at every level of our company. Our Code of Ethics, which applies to all employees and members of our board, expresses our commitment and shared responsibility to conduct our business affairs ethically with stakeholders, including employees, communities, customers, suppliers, contractors and shareholders. Since our founding in 1900, we have consistently been recognized for our ethical business practices, compliance and high standards. In 2020, we celebrated our eleventh time as one of the World’s Most Ethical Companies® by Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.

We are consistently named ONE OF THE WORLDS MOST ETHICAL COMPANIES by ETHISPHERE WE ARE TRANSPARENT ABOUT OUR POLITICAL ACTIVITIES AND WE DISCLOSE OUR DONATIONS ANNUALLY

A key component of ethical business conduct is transparency. We strive to provide industry-leading disclosures about our business activities that are comprehensive, accessible and helpful for our investors and other stakeholders. For example:

● we publish an annual Sustainability Report and comprehensive Global Reporting Initiative disclosures on our website at www.wy.com/sustainability; and

● we conduct annual reviews of our performance and disclosures, including benchmarking against industry peers and other leading companies.

THIRD-PARTY RECOGNITIONS

Inclusion in the Following Major ESG Indices

ESG Ratings and Rankings

10	WEYERHAEUSER COMPANY

CORPORATE GOVERNANCE AT WEYERHAEUSER

CORPORATE GOVERNANCE AT WEYERHAEUSER

Our corporate governance practices and policies promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management and help build public trust in our company. Our governance framework is built on a foundation of written policies and guidelines, which we modify and enhance on a continuous basis to reflect best practices and feedback from our shareholders.

Our Corporate Governance Guidelines, or Governance Guidelines, and our other key governance policies and documents are available on our website at www.weyerhaeuser.com by selecting “Investors” at the top of the page, then “Corporate Governance”.

Our corporate governance practices also align with the governance principles set out in the corporate governance framework established by the Investor Stewardship Group, or ISG, for U.S.-listed companies, as shown in the table below.

ALIGNMENT WITH INVESTOR STEWARDSHIP GROUP PRINCIPLES

ISG Principle	WY Governance Practice

Principle 1: Boards are accountable to shareholders.

●  All directors stand for election annually.

●  Proxy access with market terms.

●  Majority voting standard in uncontested director elections.

●  Directors not receiving majority support must tender resignation for consideration.

●  No poison pill; board-adopted policy requires shareholder approval prior to adoption unless approved by majority of independent directors.

●  Robust disclosure of our corporate governance practices.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	● Single class of voting shares. ● One share, one vote standard.

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

●  All directors attend our annual meeting, providing an opportunity for shareholder engagement.

●  Board considers annual voting results and ongoing investor engagement feedback in setting company policies and strategy.

●  Directors engage with major shareholders as appropriate as a part of our ongoing outreach programs.

Principle 4: Boards should have a strong, independent leadership structure.

●  Independent chair of the board, with clearly defined responsibilities.

●  Strong lead independent director, with clearly defined responsibilities.

●  Board considers appropriateness of its leadership structure at least annually.

●  Proxy statement discloses why board believes current leadership structure is appropriate.

2020 ANNUAL MEETING & PROXY STATEMENT	11

CORPORATE GOVERNANCE AT WEYERHAEUSER

ISG Principle	WY Governance Practice

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

●  Board composition reflects broad range of relevant perspectives, skills and knowledge.

●  90% of board members are independent; each key committee is fully independent.

●  Active director refreshment with 6 new board members since 2015.

●  Mandatory retirement age (72).

●  Directors attended 99% of total board and committee meetings in 2019.

●  All directors attended our 2019 annual meeting.

●  Limits on outside board service.

●  Policy provides board may retain independent outside advisors in its discretion.

●  Annual board and committee evaluation process.

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

●  Compensation Committee annually reviews and approves incentive program design for alignment with business strategies.

●  Compensation program structure includes combination of short- and long-term performance goals.

●  Proxy Statement includes clear and robust disclosure regarding compensation program philosophy, objectives and design.

INDEPENDENT BOARD OF DIRECTORS

Our Governance Guidelines and the listing requirements of the New York Stock Exchange (“NYSE”) each require that a majority of the board be comprised of “independent” directors, as defined from time to time by law, NYSE standards and any specific requirements established by the board. A director may be determined to be independent only if the board has determined that he or she has no material relationship with the company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the company. To evaluate the materiality of any such relationship, the board has adopted the NYSE’s categorical independence standards for director independence.

The Governance and Corporate Responsibility Committee advises and makes recommendations to the full board regarding director independence. After considering the committee’s recommendation, the board affirmatively determined that each of the company’s current directors, each nominee for director, and each director who served as a director in 2019, other than Mr. Stockfish, is independent in accordance with applicable NYSE and Securities and Exchange Commission (“SEC”) independence rules and requirements. The board determined that Mr. Stockfish is not independent because he is the president and chief executive officer of the company.

BOARD LEADERSHIP

Separate Chairman and Chief Executive Officer Roles

Our board has chosen to separate the positions of chairman of the board and chief executive officer. The chief executive officer is responsible for the strategic direction and day-to-day leadership and performance of the company. The non-executive chairman of the board, in consultation with the chief executive officer, provides oversight, direction and leadership to the board, sets the agenda for and presides over meetings of the board, presides at our meetings of shareholders, facilitates communication among our directors and between management and the board, and provides input to the Governance and Corporate Responsibility Committee and Compensation Committee, as appropriate, with respect to our annual board self-evaluation process, succession planning for our management and board of directors, and the performance evaluation process for our chief executive officer.

12	WEYERHAEUSER COMPANY

CORPORATE GOVERNANCE AT WEYERHAEUSER

We believe that this separation of roles provides more effective monitoring and objective evaluation of the chief executive officer’s performance and strengthens the board’s independent oversight of the company’s performance and governance standards. It also allows the board to draw on the leadership skills and business experience of two persons, the chairman of the board and the chief executive officer.

Lead Independent Director

In addition to separating the chairman of the board and chief executive officer roles, our board of directors has appointed a lead independent director. To provide a separate forum for candid discussion, the company’s Governance Guidelines require periodic executive sessions of the independent directors. The lead independent director presides over executive sessions of the independent directors, and also serves as chairman of the Executive Committee.

BOARD COMMITTEES

The board’s primary committees are the Audit, Compensation and Governance and Corporate Responsibility committees. Each committee is governed by a written charter, a copy of which you can find on the company’s website at www.weyerhaeuser.com by selecting “Investors” at the top of the page, then “Corporate Governance” and then “Committee Charters and Composition”. These committees are comprised exclusively of independent directors and, in the case of the Audit Committee and Compensation Committee, include members who meet enhanced regulatory requirements for service on those committees. The board also has an Executive Committee, comprised of our board chairman, our lead independent director and our chief executive officer, which is governed by a written charter, a copy of which you can find on the company’s website at www.weyerhaeuser.com by selecting “Investors” at the top of the page, then “Corporate Governance” and then “Committee Charters and Composition”.

Current Members Sara Grootwassink Lewis (Chair) Marc F. Racicot D. Michael Steuert Kim Williams

Audit Committee

The Audit Committee oversees the quality and integrity of the company’s accounting, auditing and financial reporting practices, as well as the company’s compliance with legal and regulatory requirements. The committee is also responsible for:

●  the appointment, compensation and general oversight of the company’s independent auditors;

●  pre-approving all audit and non-audit services to be performed by the company’s independent auditors and all related fees;

●  annually assessing the performance of the independent auditors and internal audit function;

●  reviewing and discussing the company’s quarterly financial statements and quarterly earnings press releases and related communications; and

●  reviewing the effectiveness of the company’s system of internal controls.

All members are financially literate within the meaning of stock exchange listing rules.

All members are independent and meet additional stock exchange and SEC independence standards for Audit Committee service.

Sara Grootwassink Lewis and D. Michael Steuert are each an audit committee financial expert as defined by the SEC, and each has accounting or related financial management expertise as required by stock exchange listing standards.

2020 ANNUAL MEETING & PROXY STATEMENT	13

CORPORATE GOVERNANCE AT WEYERHAEUSER

Current Members Charles R. Williamson (Chair) Mark A. Emmert Nicole W. Piasecki Lawrence A. Selzer

Compensation Committee

The Compensation Committee reviews and approves the strategy and design of the company’s compensation and benefits systems and makes compensation decisions for the company’s executive officers. The committee also:

●  administers the company’s incentive compensation plans, including establishment of performance goals and certification of the company’s performance against those goals;

●  regularly reviews and approves changes to the peer group used for benchmarking compensation for executive officers;

●  reviews and recommends to the board the compensation of the company’s non-employee directors; and

●  appoints and oversees the independent compensation consultant, and annually ensures that the consultant’s work raises no conflicts of interest.

All members are independent and meet additional stock exchange and SEC independence standards for Compensation Committee members.

Current Members Nicole W. Piasecki (Chair) Marc F. Racicot Lawrence A. Selzer Kim Williams

Governance and Corporate Responsibility Committee

The Governance and Corporate Responsibility Committee oversees the company’s governance structure and practices. It is also responsible for evaluating overall board composition, ensuring that the appropriate skills, backgrounds and experience are adequately represented on the board, and making recommendations for board nominees accordingly. The committee also:

●  manages the board and committee evaluation process;

●  provides oversight of sustainability strategy and performance;

●  oversees the process for the board’s evaluation of our CEO’s performance; and

●  provides oversight of ethics and business conduct.

All members are independent.

Current Members Charles R. Williamson (Chair) Rick R. Holley Devin W. Stockfish

Executive Committee

The Executive Committee is authorized to act for the board in the interval between board meetings, except to the extent limited by law, applicable stock exchange listing standards or the company’s charter documents.

RISK OVERSIGHT

Board and Committee Oversight

The board is actively involved in the oversight of risks that could affect the company. This oversight is conducted at the full board level and through committees of the board pursuant to the written charters of each of the committees outlining its duties and responsibilities. The full board has retained responsibility for oversight of strategic risks as well as risks not otherwise delegated to one of its committees. The board stays informed of each committee’s management of enterprise risk through regular reports by each committee chair to the full board regarding the committee’s deliberations and actions. The board believes that this structure provides the appropriate leadership to help ensure effective risk oversight.

14	WEYERHAEUSER COMPANY

CORPORATE GOVERNANCE AT WEYERHAEUSER

Committee Risk Oversight
Audit Committee	Governance and Corporate Responsibility Committee	Compensation Committee

The Audit Committee oversees
company risks relating to financial
reporting and related legal and
regulatory compliance.

To satisfy these responsibilities, the
committee meets regularly with the
company’s chief financial officer, chief
accounting officer, director of internal
audit, internal legal counsel, KPMG LLP
and other members of management.

The committee receives regular
reports relating to issues such as the
status and findings of audits being
conducted by the internal and
independent auditors, the status of
material litigation and other
contingent liabilities, and changes in
accounting requirements or practices
that could affect the content or
presentation of the company’s
financial statements.

The committee is also responsible for
reviewing any “hot-line” or other
reports concerning accounting,
internal controls or auditing matters.

The Governance and Corporate
Responsibility Committee oversees
risks relating to board leadership
and effectiveness, management and
board succession planning,
sustainability and environmental
practices and policies (including
matters relating to climate change),
ethics and business practices,
political activities and other public
policy matters that affect the
company and its stakeholders.

To assist the committee in
discharging its responsibilities, it
works with officers of the company
responsible for relevant risk areas
and keeps abreast of the company’s
significant risk management practices
and strategies for anticipating and
responding to major public policy
shifts that could affect the company.

Because some of these risks could
have financial elements, the board
has determined that at least one
member of the committee must
serve concurrently on the Audit
Committee.

The Compensation Committee
oversees risks relating to the
company’s compensation and
benefits systems and reviews
annually policies and practices to
determine whether they are
reasonably likely to meet the
committee’s objectives for executive
pay and to ensure that the
company’s compensation practices
present no risk of a material
adverse effect on the company.

To assist it in satisfying these
oversight responsibilities, the
committee has retained its own
independent compensation
consultant and meets regularly with
management to understand the
financial, human resources and
shareholder implications of its
compensation decisions.

Risk Management

While the board and its committees have responsibility for general risk oversight, company management is charged with managing risk. The company has a robust strategic planning and enterprise risk management process that facilitates the identification and management of risks. This process includes identification of specific risks, ranking of the likelihood and magnitude of effect of those risks, scenario analysis, review of risk appetite, and a review of mitigation plans. Management analyzes risk areas that have the potential to materially affect the company’s businesses and integrates this information into strategic planning and discussions with the board of directors.

Our enterprise risk management program is led by our chief compliance officer and is closely aligned with our businesses and corporate functions, including our legal department and our internal audit staff, and also works closely with our independent outside auditors. Our risk management program covers a wide range of material risks that could affect the company, including strategic, operational, financial and reputational risks. Key responsibilities for our enterprise risk management group include maintaining a robust compliance and ethics program as well as disciplined processes designed to provide oversight for our sustainability strategy, cyber security and environmental and safety performance. The board and its committees receive regular reports directly from our chief compliance officer and other officers responsible for management of particular risks within the company.

SUCCESSION PLANNING

Succession planning and leadership development are key priorities for the board and management. The board regularly reviews the company’s “people development”

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CORPORATE GOVERNANCE AT WEYERHAEUSER

activities in support of its business strategy, which includes a detailed discussion of the company’s development programs, leadership bench and succession plans with a focus on key positions at the senior executive level and other critical roles. The board also has regular and direct exposure to high potential leaders through formal board and committee presentations and informal events.

SHAREHOLDER ENGAGEMENT

We believe that maintaining an active dialogue with our shareholders is important to our commitment to deliver sustainable, long-term value to our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure we are addressing questions and concerns, to seek input and to provide perspective on our policies and practices.

In addition to regular dialogue with shareholders throughout the year, we also engaged in a focused two-part shareholder outreach in 2019, during which we actively discussed our corporate governance and executive compensation practices with shareholders representing approximately 36% of our outstanding shares. For more information about these discussions, see Engagement with our Shareholders beginning on page 30. We also actively engaged with proxy and other advisory firms that represent the interests of various shareholders. Shareholder feedback is regularly reviewed and considered by the board and is reflected in adjustments and enhancements to our policies and practices. We remain committed to investing time with our shareholders to maintain transparency and to better understand their views on key issues.

SHAREHOLDER RIGHTS

Shareholder Proxy Access

We amended our Bylaws in 2018 to adopt provisions implementing proxy access. Proxy access allows eligible shareholders to nominate candidates to the board of directors who are included in the company’s proxy statement and ballot. In adopting proxy access, the board considered feedback from our shareholders that we received during our shareholder engagement discussions. This process for inclusion of shareholder nominees in the proxy statement is in addition to previously existing Bylaw provisions that allow shareholders to nominate directors to the board without access to the company’s proxy statement. For more information about the director nomination process, see Stock Information—

Shareholder Recommendations and Nominations of Directors on page 62.

Directors Elected Annually by Majority Vote

Our directors are elected on an annual basis. Our Bylaws require that directors be elected by a majority of the votes cast in uncontested director elections. Any incumbent director who is not re-elected at the end of his or her term of office continues to serve as a “holdover director” until the earlier of 90 days after election results are certified, his or her successor has been appointed by the board, or he or she resigns. By company policy, each incumbent director, to be re-nominated for election, and each new nominee, before first being elected, is required to tender an irrevocable resignation that becomes effective if the director does not receive a majority of the votes cast in an election and the resignation is accepted by the board. The Governance and Corporate Responsibility Committee is required to review the circumstances and factors relevant to any holdover director’s resignation pursuant to this policy, including without limitation whether accepting the resignation would cause the board or the company to be out of compliance with SEC rules or NYSE listing standards. Based upon the recommendation of the Governance and Corporate Responsibility Committee, the board is required to take action on any such resignation and publicly disclose its decision within 90 days from the date the elections results are certified. Holdover directors are not permitted to take part in any such recommendation or decision.

Shareholder Rights Plan Policy

In 2004, our board of directors adopted a shareholder rights plan policy that provides that the board must obtain shareholder approval prior to adopting any shareholder rights plan. However, the board may act on its own to adopt a shareholder rights plan if a majority of the independent directors, exercising their fiduciary duties under Washington law, determine that such submission to shareholders would not be in the best interests of shareholders under the circumstances.

Shareholders Right to Call Meetings

Our Bylaws provide that special meetings of our shareholders may be called by shareholders representing at least 25% of the company’s outstanding shares if certain notice and other procedural requirements are followed and if the board determines that the matters of business to be brought before the meeting are appropriate for shareholder action under applicable law.

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CORPORATE GOVERNANCE AT WEYERHAEUSER

CODE OF ETHICS

Our Code of Ethics, which establishes our expectations for ethical business conduct, is currently in its ninth edition and applies to all directors and employees. If the board of directors or a board committee grants a waiver under the Code of Ethics for an executive officer or director, we will notify shareholders on our website at www.weyerhaeuser.com. We did not grant any such waivers for executive officers or directors in 2019. The current edition of the Code of Ethics is available on our website.

EXECUTIVE AND DIRECTOR SHARE OWNERSHIP REQUIREMENTS

We have share ownership requirements for our executive officers and directors that require each executive officer and director to hold a multiple of his or her base salary (or cash compensation) in shares of Weyerhaeuser stock. Minimum ownership levels are as follows:

Position	Holding Requirement
CEO	6X base salary value
SVPs	2X base salary value
Non-employee Directors	5X cash compensation

Ownership Sources Included
● direct ownership of common shares ● the value of amounts deferred into a stock equivalent account ● shares of company stock held in the company’s 401(k) plan

Until the required ownership levels are achieved, executives must retain 75% of the net profit shares acquired when RSUs and PSUs vest. Net profit shares are shares remaining after payment of taxes upon vesting. A director may sell shares issuable upon vesting of RSUs only for purposes of paying the taxes due upon vesting but must otherwise hold 100% of the net shares granted to him or her until the ownership requirement has been satisfied. Our Compensation Committee monitors and confirms that our directors and officers are in compliance with the requirements.

CLAWBACK POLICY

We have an incentive compensation clawback policy to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. Our policy provides that in the event of a restatement of the financial or operating results of the company or one of its business segments due to material non-compliance with financial reporting requirements, the company may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable.

ANTI-HEDGING AND TRADING POLICY

Our anti-hedging and trading policy prohibits our directors, executive officers and employees who report directly to our executive officers from hedging their ownership of the company’s stock, including without limitation any trading in options, puts, calls, or other derivative instruments related to company stock or debt. The policy also prohibits directors and executive officers from pledging company stock, engaging in any short sales of company stock or trading company stock on margin.

RELATED PARTY TRANSACTIONS REVIEW AND APPROVAL POLICY

The board of directors recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. As a result, the board prefers to avoid related party transactions, while also recognizing that there are situations where related party transactions may be in, or at least may not be inconsistent with, the best interests of the company and its shareholders. The board has adopted a related party transactions policy and delegated to the Audit Committee the responsibility to review related party transactions.

A related party transaction is any transaction (or series of related transactions) involving the company and in which the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is:

●	a director or executive officer of the company;

●	a shareholder who beneficially owns more than 5% of the company’s stock;

●	an immediate family member of any of the company’s directors or executive officers; or

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CORPORATE GOVERNANCE AT WEYERHAEUSER

●	a company, charitable organization or other entity in which any of these persons serves as an employee, officer or general partner (or in a similar role) or beneficially owns 10% or more of the entity.

A director, executive officer or a family member who is also a “related person” must inform the company’s Corporate Secretary about any proposed related party transaction and disclose the pertinent facts and circumstances. If the Corporate Secretary concludes that a related party transaction is presented, the matter is brought to the Audit Committee for review.

●	After review of the facts and circumstances, the disinterested members of the committee may approve the transaction only if the involved director’s or executive’s independence and the company’s best interests are not adversely affected.

●	Transactions not previously submitted for approval shall, upon becoming known, be submitted to the committee for ratification, termination or modification of terms.

●	Material transactions approved by the committee are reported to the board of directors.

BOARD COMPOSITION AND CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

Our Governance Guidelines provide that the board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent oversight and guidance with respect to the company’s operations and interests. The Governance Guidelines also provide that, at all times, a majority of the board must be comprised of “independent directors” as defined from time to time by law, NYSE standards and any specific requirements established by the board. As a base line, each director is expected to exhibit high standards of integrity, commitment and independence of thought and judgment, participate in a constructive and collegial manner, be willing to devote sufficient time to carrying out the duties and responsibilities of a director and, most importantly, represent the long-term interests of all shareholders.

The board also needs the right diversity, mix of characteristics, talents, skills and expertise to provide sound and prudent guidance with respect to the company’s operations and interests. Examples of desired skills and backgrounds include:

●	executive leadership;

●	finance and capital markets;
●	public company board experience;

●	relevant industries, especially natural resource management;

●	government, regulatory and legal;

●	manufacturing and capital-intensive industry;

●	real estate and land management; and

●	international business.

In addition to the targeted skill areas, the board also seeks to have a membership that has diverse perspectives as informed by skills, experiences and backgrounds, including without limitation perspectives informed by diverse gender, racial, ethnic and national backgrounds.

The Governance and Corporate Responsibility Committee assesses the skill areas currently represented on the board and those skill areas represented by directors expected to retire from the board in the near future against the list of targeted skills and experiences. The committee also considers recommendations from members of the board regarding skills that could improve the overall quality and ability of the board to carry out its function. Based on this analysis, the committee targets specific skill areas or experiences as the focus of consideration for new directors to join the board.

Identifying and Evaluating Nominees for Directors

The Governance and Corporate Responsibility Committee uses a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated, or arise, the Governance and Corporate Responsibility Committee considers various potential candidates for director, considering the skill areas and characteristics discussed above and qualifications of the individual candidate. Candidates may come to the attention of the committee through current board members, professional search firms, shareholders or other persons. The committee or a subcommittee may interview potential candidates to further assess the qualifications possessed by the candidates and their ability to serve as a director. The committee then determines the best qualified candidates based on the established criteria and recommends those candidates for appointment by the board (to fill vacancies) or for election at the next annual meeting of shareholders. Mr. Al Monaco, who was appointed to the board in February 2020, came to the attention of the Governance and Corporate Responsibility Committee by a third-party search firm.

18	WEYERHAEUSER COMPANY

CORPORATE GOVERNANCE AT WEYERHAEUSER

Board Self-Assessment

The board is committed to assessing its own performance as a board in order to identify its strengths as well as areas in which it may improve its performance. The self-evaluation process, which is established by the Governance and Corporate Responsibility Committee, involves the completion of annual evaluations of the board and its committees, review and discussion of the results of the evaluations by both the committee and full board, and consideration of action plans to address any issues. The evaluation also includes a review of year-over-year evaluation results to identify any trends and to assess whether actions taken in response to previous evaluation results have resulted in meaningful improvements. As part of its self-assessment process, the board annually determines the diversity of specific skills and characteristics necessary for the optimal functioning of the board in its oversight of the company over both the short- and long-term.

Limits on Other Board Service

The board believes that director service on other company boards contributes valuable experience and perspective to the Weyerhaeuser board of directors. However, the board also expects that every director has sufficient time to commit to attending, and being prepared to contribute at, Weyerhaeuser board and committee meetings.

With this in mind, our Governance Guidelines provide that a director may not serve on more than three other public company boards. If a director serves as the principal executive officer of a public company, the limit on outside board service is no more than two other public company boards. In addition, directors who serve on the Audit Committee may not serve on more than two other public company audit committees.

The board may determine, on a case-by-case basis, that any additional service on an outside board would not impair a director’s ability to effectively discharge his or her duties as a director of the company.

COMMUNICATION WITH OUR BOARD

Communications to the board of directors may be sent to Weyerhaeuser Company, Attention: Corporate Secretary, 220 Occidental Avenue South, Seattle, Washington 98104 and marked to the attention of the board or any of its committees, the independent directors as a group or individual directors. Communications also may be sent by email to CorporateSecretary@Weyerhaeuser.com.

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ITEM 1. ELECTION OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS

The 11 persons identified below are nominated to be elected as directors at the 2020 annual meeting for one-year terms expiring at the 2021 annual meeting. Except for Mr. Al Monaco, who was appointed on February 18, 2020, all nominees were elected as directors by shareholders at the 2019 annual meeting for a one-year term expiring at the 2020 annual meeting. Our board currently has 11 members. Under our Articles of Incorporation and Bylaws, the board of directors is authorized to fix the number of directors within the range of 9 to 13 members.

Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly executed proxies will be voted for the persons nominated by the board of directors. The board of directors anticipates that the listed nominees will be able to serve, but if at the time of the meeting any nominee is unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee.

The biography of each of the nominees below contains information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding their experiences, qualifications, attributes or skills considered by the Governance and Corporate Responsibility Committee and the board of directors to assess the nominee’s candidacy for nomination.

DIRECTORS’ CORE COMPETENCIES
Significant Leadership Experience Seven nominees have experience as a CEO or equivalent position for a large organization.	Government, Regulatory & Legal Seven nominees have a government, regulatory or legal background.

Public Company Board Experience Eight nominees have experience serving on other public company boards.	Environmental Management & Strategy Four nominees have experience managing large and complex environmental challenges in business.

Timber & Land Management Four nominees have experience in the timber, real estate or land management industries.	Finance & Capital Markets Eight nominees have experience in finance and capital markets.

Manufacturing or Capital-Intensive Industry Seven nominees have a business background in manufacturing or other capital-intensive industry.	International Business Eight nominees have experience in international business operations.

The board of directors recommends that shareholders vote “FOR” the election of each of the following directors.

20	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

MARK A. EMMERT Age: 67 Director Since: 2008

Biographical Information:

Mark A. Emmert has been the president of the National Collegiate Athletic Association since 2010. He served as president of the University of Washington in Seattle, Washington, from 2004 to 2010; as chancellor of Louisiana State University from 1999 to 2004; and chancellor and provost of the University of Connecticut from 1994 to 1999. Prior to 1994, he was provost and vice president for Academic Affairs at Montana State University and held faculty and administrative positions at the University of Colorado. He also is a director of Expeditors International of Washington, Inc. (global logistics services). He previously served on the board of directors of Omnicare, Inc. (healthcare services) until 2015.

Qualifications:

Mr. Emmert is a Life Member of the Council on Foreign Relations and is a Fellow of the National Academy of Public Administration. He has also been a Fulbright Fellow, a Fellow of the American Council on Education and served on many non-profit boards. He is an experienced leader of major organizations, with strong skills in government and international relations, strategic planning and public company executive compensation.

RICK R. HOLLEY Age: 68 Director Since: 2016

Biographical Information:

Rick R. Holley was the president and chief executive officer of Plum Creek Timber Company, Inc. (timber) from 1994 to 2013 and continued to serve as chief executive officer until February 2016. From 1989 to 1994, Mr. Holley served as Plum Creek’s chief financial officer. He previously served on the board of directors of Avista Corporation (electric and natural gas utility) until 2014 and as a director of Plum Creek until February 2016.

Qualifications:

Mr. Holley, one of the longest tenured chief executive officers in the timber industry, has a deep and broad understanding of the company’s industry and business lines, as well as experience in strategic planning and finance.

SARA GROOTWASSINK LEWIS Age: 52 Director Since: 2016

Biographical Information:

Sara Grootwassink Lewis founded, and is the chief executive officer of, Lewis Corporate Advisors (capital markets advisory firm). From 2002 to 2009, she was chief financial officer of Washington Real Estate Investment Trust Company (equity real estate investment trust). Ms. Grootwassink Lewis also serves on the board of directors of Healthpeak Properties, Inc. (healthcare real estate), and Sun Life Financial Inc. (global financial services). She previously served on the board of directors of CapitalSource, Inc. (commercial lending) from 2004 until its acquisition in 2014, Plum Creek Timber Company, Inc. (timber) until February 2016, Adamas Pharmaceuticals, Inc. (specialty pharmaceuticals) until June 2016 and PS Business Parks Inc. (commercial real estate) until April 2019.

Qualifications:

Ms. Grootwassink Lewis is a member of the board of trustees of The Brookings Institution and the leadership board of the United States Chamber of Commerce Center for Capital Markets Competitiveness, and a former member of the Public Company Accounting Oversight Board Standing Advisory Group from 2015 to 2017. Ms. Grootwassink Lewis has extensive executive, financial and real estate industry experience, having served as a senior executive of a publicly traded REIT as well as service on several public company boards. Ms. Grootwassink Lewis also holds a chartered financial analyst designation.

2020 ANNUAL MEETING & PROXY STATEMENT	21

ITEM 1. ELECTION OF DIRECTORS

AL MONACO Age: 60 Director Since: 2020

Biographical Information:

Al Monaco was appointed to the board on February 18, 2020. Since 2012, he has served as president and chief executive officer and director of Enbridge Inc., one of North America’s largest energy infrastructure companies. Mr. Monaco is a director of the American Petroleum Institute and serves on its executive and finance committees. He is also a member of the U.S. National Petroleum Council, the Business Council of Canada, the Business Council of Alberta, and the Catalyst Canada Advisory Board. Mr. Monaco holds the chartered professional accountant and certified management accountant designations.

Qualifications:

Mr. Monaco has extensive experience in overseeing a large, complex, and geographically diverse organization, as well as management of capital-intensive operations, development of natural resources, technology, international operations, strategic planning and public company executive compensation.

NICOLE W. PIASECKI Age: 57 Director Since: 2003

Biographical Information:

Nicole W. Piasecki served as vice president and general manager of the Propulsion Systems Division of Boeing Commercial Airplanes from March 2013 to September 2017. Previously, she served as vice president of Business Development & Strategic Integration for Boeing Commercial Airplanes from 2010 to March 2013; president of Boeing Japan from 2006 to 2010; vice president of Business Strategy & Marketing for Boeing Commercial Airplanes from 2003 to 2006; vice president of Sales, Leasing Companies, for Boeing Commercial Airplanes from 2000 until January 2003; and served in various positions in engineering, sales, marketing, and business strategy for the Commercial Aircraft Group since 1992. Ms. Piasecki also serves on the board of directors of BAE Systems PLC (defense and aerospace) and Howmet Aerospace Inc. (aerospace manufacturing). She is the chair of the board of trustees of Seattle University in Seattle, Washington and a member of the board of directors of The Stimson Center. Ms. Piasecki is a former director on the Seattle Branch board of directors for the Federal Reserve Bank, and a former member of the board of governors, Tokyo, of the American Chamber of Commerce of Japan, and the Federal Aviation’s Administration Advisory Council.

Qualifications:

Ms. Piasecki has extensive executive experience in capital-intensive industries, sales and marketing, strategic planning and international operations and relations.

MARC F. RACICOT Age: 71 Director Since: 2016

Biographical Information:

Marc F. Racicot is an attorney and served as president and chief executive officer of the American Insurance Association (property-casualty insurance trade organization) from 2005 until 2009. From 2001 to 2005, he was an attorney at the law firm of Bracewell & Giuliani, LLP. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the state of Montana. Mr. Racicot was appointed by President Bush to serve as the chairman of the Republican National Committee from 2002 to 2003, and he served as chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He presently serves on the board of directors of Avista Corporation (electric and natural gas utility). He previously served on the board of directors of Massachusetts Mutual Life Insurance Company (insurance) until 2019 and Plum Creek Timber Company, Inc. (timber) until February 2016.

Qualifications:

Mr. Racicot has extensive experience in government and the interaction between government and large, complex business organizations. As an experienced lawyer, he also has valuable skill and background in the areas of regulatory and operational risk oversight.

22	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

LAWRENCE A. SELZER Age: 60 Director Since: 2016

Biographical Information:

Lawrence A. Selzer has served as the president and chief executive officer of The Conservation Fund (one of the nation’s premier environmental non-profit organizations) since 2001. He is the chairman of the board of directors of American Bird Conservancy and a member of the board of trustees of Manomet. He previously served on the board of directors of Plum Creek Timber Company, Inc. (timber) until February 2016 and as chairman of the board of directors of Outdoor Foundation from 2007 until 2016.

Qualifications:

Mr. Selzer has experience and expertise in the areas of conservation procurement, conservation finance, land acquisition and disposition, and real estate management. He has experience managing and overseeing a large, complex, and geographically diverse environmental conservation organization.

D. MICHAEL STEUERT Age: 71 Director Since: 2004

Biographical Information:

D. Michael Steuert has served as executive vice president and chief financial officer for Fluor Corporation (engineering and construction) since 2019. He previously served as senior vice president and chief financial officer of Fluor from 2001 to 2012. He served as senior vice president and chief financial officer at Litton Industries Inc. (defense electronics, ship construction and electronic technologies) from 1999 to 2001 and as a senior officer and chief financial officer of GenCorp Inc. (aerospace, propulsion systems, vehicle sealing systems, chemicals and real estate) from 1990 to 1999. He also serves as a director of LNG Ltd. (liquefied natural gas) and Great Lakes Dredge & Dock Corporation (dock and dredging infrastructure solutions). He previously served on the board of directors of Prologis, Inc., (industrial real estate) until 2015.

Qualifications:

Mr. Steuert was formerly a member of the National Financial Executives Institute and the Carnegie Mellon Council on finance. He has extensive executive experience in corporate finance and accounting, managing capital-intensive industry operations, natural resources development and strategic planning.

DEVIN W. STOCKFISH Age: 46 Director Since: 2019

Biographical Information:

Mr. Stockfish has been president and chief executive officer since January 2019. Previously he served as the company’s senior vice president, Timberlands from January 2018 to December 2018, and as vice president, Western Timberlands from January 2017 to December 2017. He also served as the company’s senior vice president, general counsel and corporate secretary from July 2014 to December 2016, and as assistant general counsel from March 2013 to July 2014. Before joining the company, he was vice president and associate general counsel at Univar Inc., where he focused on mergers and acquisitions, corporate governance and securities law. Previously, he was an attorney in the law department at Starbucks Corporation and practiced corporate law at K&L Gates LLP. Before he began practicing law, he was an engineer with the Boeing Company. Mr. Stockfish serves on the board of the National Alliance of Forest Owners.

Qualifications:

Mr. Stockfish has experience in the forest products industry, capital-intensive industries, corporate finance, executive compensation, legal and regulatory matters and strategic planning.

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ITEM 1. ELECTION OF DIRECTORS

KIM WILLIAMS Age: 64 Director Since: 2006

Biographical Information:

Kim Williams was senior vice president and associate director of global industry research for Wellington Management Company LLP (investment management) from 2001 to 2005, was elected a partner effective in 1995 and held various management positions with Wellington from 1986 to 2001. Prior to joining Wellington, she served as vice president, industry analyst for Loomis, Sayles & Co., Inc (investment management) from 1982 to 1986. She is also a director of E.W. Scripps Company (diverse media), Xcel Energy Inc. (utilities), and MicroVest (asset management firm). She is a member of the Women’s Health Leadership Council of Brigham and Women’s Hospital in Boston, Massachusetts, a member of the board of Oxfam America (global antipoverty agency) and a life trustee of Concord Academy.

Qualifications:

Ms. Williams has extensive experience in corporate finance, strategic planning and international operations.

CHARLES R. WILLIAMSON Age: 71 Director Since: 2004

Biographical Information:

Charles R. Williamson was the executive vice president of Chevron Corporation (international oil and gas) from mid-2005 until his retirement in December 2005. He was chairman and chief executive officer of Unocal Corporation (oil and natural gas) until its acquisition by Chevron Corporation in 2005. He served as Unocal Corporation’s executive vice president, International Energy Operations, from 1999 to 2000; group vice president, Asia Operations, from 1998 to 1999; and group vice president, International Operations from 1996 to 1997. Mr. Williamson served as Weyerhaeuser’s chairman of the board from 2009 until February 2016, and now serves as the board’s Lead Independent Director. He is also lead director of PACCAR Inc. (manufacturer of high-quality trucks) and is a director of Greyrock Energy (gas transformation). Mr. Williamson previously served as a director and chairman of the board of Talisman Energy Inc. (oil and gas) until 2015.

Qualifications:

Mr. Williamson has extensive executive experience in corporate finance, management of capital-intensive operations, development of natural resources, technology, international operations, strategic planning and public company executive compensation.

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ITEM 1. ELECTION OF DIRECTORS

BOARD AND COMMITTEE MEETINGS IN 2019

The following table summarizes meeting information for the board and each of the board’s committees in 2019. In 2019, directors attended 99% of total board and committee meetings in 2019, and each of the directors attended at least 75% of the total meetings of the board and the committees on which he or she served.

Name	Board of Directors	Executive	Audit	Compensation	Governance and Corporate Responsibility
Total meetings in 2019	4	—	8	5	3

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program for 2019

The board believes that the level of non-employee director compensation should be based on board and committee responsibilities and be competitive with comparable companies. The board also believes that a significant portion of non-employee director compensation should be awarded in the form of equity to align director interests with the long-term interests of shareholders.

In 2019, our director fees included the following components:

Description of Fee	Cash or Cash Equivalent Amount ($)
Annual Retainer - Cash	110,000
Annual Retainer - RSU	150,000
Board Chair Retainer - Cash	60,000
Board Chair Retainer - RSU	60,000
Audit/Compensation Committee Chair Retainer - Cash	20,000
Governance & Corporate Responsibility Committee Chair Retainer - Cash	15,000

There are no meeting fees and retainer fees are paid annually following the annual shareholders’ meeting.

Retainers for the board and committee chairs are paid in addition to the annual cash and RSU retainers.

The Compensation Committee is responsible for annually reviewing our non-employee director compensation practices in comparison to comparable companies. Our program reflects best practices, including:

●	Retainer-only compensation with no fees for attending meetings, which is an expected part of board service.

●	Additional retainers for special roles, such as board and committee chairs, to recognize incremental time and effort involved.

●	Equity delivered in the form of full-value shares, with short (one-year) vesting to avoid director entrenchment.

●	Director stock ownership requirements of five times the cash retainer ($550,000).

●	Expense reimbursement for actual travel and other out-of-pocket expenses incurred in relation to board service.

The Compensation Committee works with its independent compensation consultant, FW Cook, to ensure the program remains competitive. This review includes a competitive analysis of our non-employee director compensation program against the practices of the companies in the peer group used for executive compensation comparisons.

2020 ANNUAL MEETING & PROXY STATEMENT	25

ITEM 1. ELECTION OF DIRECTORS

The following table shows the annual compensation of our non-employee directors for 2019.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark A. Emmert	110,000	145,993	255,993
Rick R. Holley	170,000	209,980	379,980
Sara Grootwassink Lewis	130,000	145,993	275,993
Nicole W. Piasecki	125,000	145,993	270,993
Marc F. Racicot	110,000	145,993	255,993
Lawrence A. Selzer	110,000	145,993	255,993
D. Michael Steuert	110,000	145,993	255,993
Kim Williams	110,000	145,993	255,993
Charles R. Williamson	130,000	145,993	275,993

(1)

Amounts for each of Ms. Lewis (Audit) and Mr. Williamson (Compensation) include cash compensation of $20,000 for their service as chair of their respective committees during 2019. The amount for Ms. Piasecki (Governance and Corporate Responsibility) includes cash compensation of $15,000 for her service as chair during 2019. The amount for Mr. Holley includes cash compensation of $60,000 and stock awards of $60,000 for his service as chairman of the board during 2019. Mr. Williamson elected to defer cash fees into common stock equivalent units under our Fee Deferral Plan for Directors and was credited with the following common stock equivalent units: $130,000, or 5,287 units. Amounts deferred into common stock equivalent units under the Fee Deferral Plan for Directors will be paid following the director’s termination of service in the form of shares of the company’s common stock.

(2)

Amounts reflect the grant date fair value of director compensation paid in the form of restricted stock units (“RSUs”) or deferred common stock equivalent units. The grant date fair value for all directors was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value was calculated based on a grant date of May 17, 2019, the date of the 2019 annual shareholders meeting. The following directors chose to defer RSUs into common stock equivalent units under our Fee Deferral Plan for Directors and were credited with the following common stock equivalent units: Mr. Holley—8,541 units; and Ms. Lewis—6,101 units. Amounts deferred into common stock equivalent units under the Fee Deferral Plan for Directors will be paid following the director’s termination of service in the form of shares of the company’s common stock.

The number of RSUs paid to directors was determined by dividing the dollar amount of the retainer equity award by the average of the high and the low price of Weyerhaeuser Company common stock on the date of grant as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. For May 2019 awards, the average of the high and low price of the company’s common stock on the date of grant was $24.585 per share, which resulted in a grant of 8,541 RSUs for the chairman of the board and 6,101 RSUs for each of the other directors. The RSUs vest over one year and will be settled in shares of the company’s common stock at the one-year anniversary of the date of grant. Directors who leave the board during the one-year period receive a pro-rata number of shares on the settlement date. RSUs granted to directors are credited with dividends during the one-year vesting period. Al Monaco was appointed to the board on February 18, 2020 and, based on his time of service from the date of his appointment through the date of the 2020 annual meeting, received prorated compensation as follows: $26,400 in cash and $36,000 in RSUs, which translated to 1,191 RSUs based on the average of the high and the low price of Weyerhaeuser Company common stock of $30.215 per share on the date of grant. These RSUs will vest on May 17, 2020.

Deferral Options for Cash and Equity Retainer

Directors may elect to defer all or a portion of the annual cash and equity retainer payments under the Fee Deferral Plan for Directors. A director may elect to defer the cash retainer into an interest-bearing account (with interest in accordance with the plan at 120% of the applicable federal long-term rate (“AFR”) as published by the IRS in January of each plan year), or to defer the cash or equity portion of the retainer in stock equivalent units. In the case of cash fees, the number of credited stock equivalent units is determined by dividing the amount of cash deferred by the average of the high and the low price of the company’s common stock on the date such fees would have been paid. In the case of equity fees, the RSUs are deferred into an equal number of stock equivalent units. In each case, stock equivalent units are credited with dividends during the deferral period.

Amounts deferred into cash are paid in cash, and amounts deferred into stock equivalent units are paid in company stock, in each case at the end of the deferral period, but in no event earlier than the director’s separation from service to the board, in accordance with the requirements and limitations of Section 409A of the Internal Revenue Code (“IRC”).

ANNUAL MEETING ATTENDANCE

The directors are expected to attend the company’s annual meetings, if possible. All of the directors serving at the time of the 2019 annual meeting attended the 2019 annual meeting.

26	WEYERHAEUSER COMPANY

ITEM 2. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are asking our shareholders to indicate their support for the compensation of our named executive officers (“NEOs”) as described in this proxy statement. This annual proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs.

Our executive officers, including our NEOs, are critical to our success. That is why we design our executive compensation program to attract, retain and motivate superior executive talent. At the same time, we design our executive compensation program to focus on shareholders’ interests and sustainable long-term performance. We do this by making a significant portion of our NEOs’ compensation contingent on reaching specific short- and long-term performance measures.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and

Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

This say-on-pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our shareholders voted in 2017 to continue having “say-on-pay” votes on an annual basis. Consistent with shareholder preference, we will continue holding our “say-on-pay” votes annually. We also expect the next vote on the frequency of the “say-on-pay” vote will occur at our 2023 annual shareholders meeting.

The board of directors recommends that shareholders vote “FOR” this advisory proposal to approve the compensation of our named executive officers.

2020 ANNUAL MEETING & PROXY STATEMENT	27

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and practices and the material elements comprising our compensation program. It also explains the process that the Compensation Committee uses to determine compensation and benefits for our named executive officers, or “NEOs”. For 2019, our NEOs are:

Name	Title
Devin W. Stockfish	President and Chief Executive Officer
Russell S. Hagen	Senior Vice President and Chief Financial Officer
Adrian M. Blocker	Senior Vice President, Timberlands
James A. Kilberg	Senior Vice President, Real Estate, Energy & Natural Resources
Keith J. O’Rear	Senior Vice President, Wood Products

Executive Summary

Executive Compensation Philosophy and Practices

Our executive compensation program is designed to provide a market-competitive pay opportunity that ensures we attract and retain top talent, with pay delivery directly linked to the achievement of short- and long-term business results. The Compensation Committee reviews our executive compensation program components, targets and payouts on an annual basis, and considers feedback we receive from our shareholders, to ensure that compensation is appropriately linked to performance against company strategy and aligned with the interests of our shareholders.

We achieve our objectives through an executive compensation program that:

●	offers competitive pay opportunity that allows us to attract and retain top talent;

●	emphasizes pay-for-performance that drives superior financial results and value creation;

●	provides strong alignment with the interests of our shareholders; and

●	mitigates unnecessary and excessive risk-taking.

Program Structure and Practices

The structure and components of our executive compensation program provide a balanced focus on both long-term strategic and financial objectives and shorter-term business objectives.

CEO COMPENSATION MIX	NEO COMPENSATION MIX

28	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Our leading compensation practices include:

●  no employment agreements;

●  no tax gross ups for “golden parachute” excise taxes;

●  a “clawback” policy for incentive compensation recovery;

●  annual review of compensation risks and peer compensation data;

●  significant weighting of pay tied to performance-based compensation;

●  no executive perquisites other than limited relocation-related benefits;

●  significant portion of compensation in the form of equity awards with multi-year vesting;

●  a policy prohibiting hedging and pledging of company stock by directors and officers;

●  rigorous and measurable goal setting aligned with business strategy, including ESG-related goals;

●  robust stock ownership requirements for the CEO (6x salary) and senior vice presidents (2x salary);

WE INCLUDE ESG GOALS IN OUR INCENTIVE COMPENSATION PLANS WE BALANCE LONG-TERM STRATEGIC GOALS WITH SHORT-TERM FINANCIAL OBJECTIVES

●  an independent compensation consultant, FW Cook, to advise the Compensation Committee;

●  “double trigger” accelerated vesting of our long-term incentive equity awards upon a change in control; and

●  balanced focus on both long-term strategic and financial objectives and shorter-term business objectives.

2019 Compensation Highlights

For 2019, our business and operating results drove key performance metrics in the variable elements of our compensation program, reflecting our emphasis on pay-for-performance. Below is a summary of how we performed against our long-term incentive goals under our Performance Share Unit plan and how we performed against our short-term incentive goals under our Annual Incentive Plan. Bonus amounts for each NEO under our AIP are subject to further adjustment based on individual performance. Bonus amounts for our CEO and CFO are based on the weighted performance of all three of our business segments. For more information about these plans, see the discussion under Short-Term Incentive Plan on page 37 and Long-Term Incentive Compensation—Performance Share Unit Awards on page 42.

2019 Performance Share Unit Equity Award Payout

10.7% 3-Year TSR	29.7% of Target Performance Shares

2019 Annual Incentive Plan Payout

Timberlands		Real Estate		Wood Products

$954 Million* Adj. EBITDA FINANCIAL PERFORMANCE METRIC High Achieves CONTROLLABLE BUSINESS METRICS	92% of Target Payout	$954 Million* Adj. EBITDA FINANCIAL PERFORMANCE METRIC Exceeds CONTROLLABLE BUSINESS METRICS	99% of Target Payout	13.4% RONA FINANCIAL PERFORMANCE METRIC High Achieves CONTROLLABLE BUSINESS METRICS	130% of Target Payout

*

The funding multiples for Timberlands and Real Estate, Energy & Natural Resources are based on a combined Adjusted EBITDA of $954 million, which is comprised of Adjusted EBITDA of $680 million for Timberlands and $274 million for Real Estate, Energy & Natural Resources.

2020 ANNUAL MEETING & PROXY STATEMENT	29

EXECUTIVE COMPENSATION

Shareholder Engagement and Responsiveness

2019 Say-on-Pay Results

The Compensation Committee and board of directors value the opinions of our shareholders and have always taken into consideration the results of our advisory votes on the company’s executive compensation program, commonly referred to as “Say-on-Pay”, when making compensation decisions. Historically, we have received very strong shareholder support for our compensation program, averaging 96% Say-on-Pay shareholder approval for annual meetings in 2016 through 2018. In connection with our 2019 annual meeting, proxy advisory firm Glass Lewis recommended that our shareholders vote in favor of our Say-on-Pay vote proposal, while Institutional Shareholder Services (ISS) issued a negative recommendation. At our 2019 annual meeting of shareholders, we received approximately 75% shareholder support for our Say-on-Pay vote proposal, representing a decline from our historically high level of support.

Engagement with Our Shareholders

Prior to our 2019 annual meeting, in response to the concerns noted by ISS, we issued supplemental proxy disclosure that provided additional information and context on our compensation decisions and updates regarding our compensation practices. We also reached out to shareholders owning approximately 55% of shares to ensure that they had received our additional disclosure and answer their questions and gather their feedback on our executive compensation program and practices.

After our 2019 annual meeting, we continued our shareholder outreach to gain a better understanding of our shareholders’ voting decisions, as well as to actively solicit additional feedback on our compensation program and practices and other governance topics. As part of this effort, we reached out to shareholders owning over 50% of our shares and engaged in discussions with shareholders owning over 35% of our shares.

Our shareholders generally expressed continued support for management and the overall strategy and performance of the company, while providing constructive feedback about our compensation plan structure and disclosure practices. As a result, we implemented a number of changes to our compensation program structure and disclosure practices, described in more detail below.

30	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

2019 Shareholder Engagement	Company Participants

We issued supplemental proxy disclosure for our shareholders before our annual meeting to provide additional context concerning certain pay decisions.

Before our annual meeting, we reached out to investors representing over 55% of our shares.

●  We spoke with shareholders collectively representing over 23% of our shares about the company’s executive compensation program.

●  In addition to the shareholders with whom we connected, shareholders representing approximately 19% of our shares confirmed that they had no concerns or did not require a meeting.

In late 2019, we conducted additional shareholder outreach and spoke with shareholders representing over 35% of our shares (including some with whom we had previously spoken) about our governance and executive compensation practices.

Company participants for our shareholder engagement calls included the following persons to ensure access to key roles in the executive compensation planning process.

Chairman, Compensation Committee

Senior Vice President and Chief Administration Officer (lead human resources officer)

Senior Vice President, General Counsel and Corporate Secretary

Vice President, Investor Relations

Vice President, Compensation and Benefits

WE REACHED OUT TO SHAREHOLDERS owning over 55% OF OUR SHARES Targeted Shareholder Outreach 2019 Annual Shareholder Meeting Compensation Committee Assessment of Feedback Compensation Committee Responsive Action Follow-On Targeted Shareholder Outreach

Response to Shareholder Feedback

Following extensive dialogue with shareholders and a comprehensive review of the executive compensation program by our Compensation Committee, we have made several changes to our compensation program structure and disclosure practices. The Compensation Committee believes that the changes and commitments described below highlight our board’s ongoing commitment to shareholder engagement and responsiveness.

What We Heard	How We Responded
Concern regarding maximum potential bonus under the Annual Incentive Plan of 3x target	Reduced maximum potential Annual Incentive Plan bonus to 2x target
Performance share units do not include a limit on vesting in the event of negative absolute TSR	Starting with the 2020 performance share unit awards, vesting will be limited to 100% of target in the event our TSR is negative
Increase disclosure around controllable business metrics portion of the Annual Incentive Plan performance goals	Expanded disclosure of controllable business metrics applicable to Annual Incentive Plan performance goals
Maintain focus on pay-for-performance and ensure that compensation aligns with shareholder interests	Expanded disclosure to better demonstrate the effectiveness of our pay-for-performance alignment by highlighting compensation actually realized by our executives relative to company performance

2020 ANNUAL MEETING & PROXY STATEMENT	31

EXECUTIVE COMPENSATION

Compensation Philosophy and Principles

Competitive Pay to Attract and Retain Talent

Our executive officers, including our NEOs, are critical to our success. That is why we design our executive compensation program to attract, retain and motivate top executive talent.

Comparative Market Data. We annually review market compensation data to determine whether total target compensation for our executive officers remains in the targeted median pay range and make adjustments when appropriate. Our market assessment includes evaluation of base salary, annual and long-term incentive opportunities, and other rewards such as health benefits and retirement programs. Our objective is to set total target compensation and benefit levels within the median range of market pay and benefit levels. Each component of total compensation and other benefits is intended to be consistent with market practices to help the company attract and retain talented executives.

We use comparative executive compensation data publicly available from a designated peer group of companies to help evaluate the competitiveness of our executive compensation program. We also review the competitive performance of our peers to help establish performance targets for incentive plans and to assess appropriate payout levels for performance. In addition, we review various pay surveys, including surveys of pay practices of forest products companies and comparably-sized manufacturing companies as well as general industry data for similarly-sized companies. The peer group and survey data are generally reviewed separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.

In analyzing this information, we compare the pay of individual executives if we believe the positions are sufficiently similar to make meaningful comparisons. We also consider each executive’s level of responsibility, prior experience, job performance, contribution to the company’s success and results achieved. The Compensation Committee exercises its judgment and does not apply formulas or assign specific mathematical weights to individual factors.

For the market assessment conducted to help the Compensation Committee set 2019 executive target pay opportunities, total target compensation for our NEOs relative to similarly situated executive officers in the competitive market was generally within the median range.

Peer Group for 2019 Compensation Opportunities. When establishing 2019 median target pay opportunities for our NEOs, the Compensation Committee reviewed competitive market data in January 2019 for the following group of comparator companies, comprised of companies representing both REIT and basic materials industries:

Company	Revenue (1) ($MM)	Market Cap (2) ($MM)
Air Products & Chemicals, Inc. (APD)	$ 8,930	$35,139
AvalonBay Communities, Inc. (AVB)	$ 2,225	$23,993
Ball Corporation (BLL)	$11,579	$15,596
Boston Properties, Inc. (BXP)	$ 2,668	$17,382
Crown Castle International Corp. (CCI)	$ 5,242	$45,065
Eastman Chemical Company (EMN)	$10,137	$10,238
Ecolab (ECL)	$14,559	$42,565
Equinix, Inc. (EQIX)	$ 5,022	$28,342
Equity Residential (EQR)	$ 2,556	$24,321
International Paper Company (IP)	$23,066	$16,347
Nucor Corporation (NUE)	$23,864	$16,265
Nutrien Ltd (NTR)	$16,164	$28,789
PPG Industries, Inc. (PPG)	$15,411	$24,523
Prologis Inc. (PLD)	$ 2,875	$38,083
Public Storage (PSA)	$ 2,840	$35,293
Simon Property Group (SPG)	$ 5,608	$51,961
Vornado Realty Trust (VNO)	$ 2,163	$11,803
WestRock Company (WRK)	$16,285	$ 9,534
75th Percentile	$15,198	$35,255
50th Percentile	$ 7,269	$24,422
25th Percentile	$ 2,849	$16,285
Weyerhaeuser Company (WY)	$ 7,664	$16,378

(1)	4Qs of revenue closest to 2018 calendar year-end.

(2)	As of 12/31/2018.

Each year, the Compensation Committee works with FW Cook, its independent compensation consultant, to review the composition of the peer group and make any necessary changes to maintain compensation within the group median. We aim to select a peer group comprised of a roughly 50/50 mix of companies representing the REITs and basic materials industries. Compared to our prior peer group, Alcoa (AA) and GGP, Inc. (acquired) were dropped and Simon Property Group (SPG) and Ecolab

32	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

(ECL) were added to better align the company’s size with the peer group median in terms of financial measures. Potash Corp of Saskatchewan Inc. (POT) merged with another company to form Nutrien Ltd. (NTR), which remains in our peer group.

Pay-for-Performance

Our compensation program is designed to reflect a strong focus on pay-for-performance that drives superior financial results and value creation.

We tie pay to performance by:

● structuring a significant portion (60% for CEO, 55% for other NEOs) of our executives’ pay as performance-based compensation;

● evaluating performance against rigorous, pre-set performance goals;

● using performance to differentiate the amount of incentive compensation and allocate more compensation to higher-performing businesses and employees; and

● exercising negative discretion to reduce incentive compensation otherwise payable upon achievement of pre-set goals to adjust for negative business occurrences.

CEO PERFORMANCE-BASED COMPENSATION 40% 60% Performance-Based All Other Compensation

Setting Challenging Goals and Evaluating our Performance. We design our compensation program to reward achievement of specific financial, strategic and individual performance goals. The Compensation Committee certifies achievement of our financial and controllable business metrics goals and we use an annual performance management process to assess individual performance. Both business and individual goals are established at the beginning of the year and are clear, measurable and performance-based. Performance goals tend to include a broad spectrum of metrics that are aligned with our vision, including goals relating to financial and operating results, human capital management, environment and sustainability, customer value delivery and safety. At the end of the year, each NEO’s performance is assessed against these goals, which results in an aggregate ranking of “exceeds,” “achieves” or “below.” Individual performance rankings are one important factor in decisions regarding compensation. The Compensation Committee and the board review the CEO’s performance against his goals annually.

The Compensation Committee believes that increasingly challenging performance goals are the best measure of our performance. In some markets, the rigor of our performance goals can be accurately assessed with year-

over-year absolute increases to our financial or operational excellence targets. However, in a commodity market facing significant downward pricing pressure, equal or lower performance targets could be as, or more, rigorous and challenging. Flat or lower performance targets might also reflect the financial impact of recently sold assets or businesses. The committee believes it is important to set and evaluate performance goals in an appropriate business and operating context.

Granted vs. Realized Pay. A significant portion of the annual compensation data shown in the Summary Compensation Table on page 46 shows the value of compensation opportunities on the date of grant. These amounts may, and often do, differ significantly from realized pay, or what our executives ultimately earn. The Compensation Committee believes that evaluating actual realized compensation is critical to accurately assessing the alignment of NEO pay with company performance.

A compensation program that strongly links both short- and long-term performance of the company and the compensation of our executive officers is a key driver of our long-term financial success. With 60% of our CEO’s pay (and 55% of our other NEOs’ pay) directly tied to key measures of the company’s performance, and 74% of our

2020 ANNUAL MEETING & PROXY STATEMENT	33

EXECUTIVE COMPENSATION

CEO’s pay (and 62% of our other NEO’s pay) granted in the form of equity, a significant portion of total pay is therefore “at risk” should company performance not meet expectations. In periods where we have superior performance in our operating results and strong TSR, our executive officers realize higher levels of compensation, and in periods in which performance is not as strong, they realize lower levels of compensation.

To illustrate the differences between granted and realized executive pay, the following graph depicts amounts reported as Total Compensation in the Summary Compensation Table and amounts actually realized by our CEO for the years indicated.

TOTAL CEO COMPENSATION - GRANTED VS. REALIZED 1 2015 2019 Granted 2015 Realized Granted 2016 Realized Granted 2017 Realized Granted 2018 Realized Granted 2019 Realized

(1)

Realized compensation includes (i) base salary received during the calendar year; (ii) earned AIP awards for the year presented; (iii) the value of vested and unvested RSU awards; (iv) the value of vested PSU awards (2015, 2016 and 2017) and unvested PSU awards (2018 and 2019); and (v) amounts set forth under the “All Other Compensation” column of the summary compensation table. Values for vested RSUs were calculated by multiplying RSU units by the company stock price on the vesting date. Values for unvested RSUs were calculated by multiplying RSU units by the company stock price on December 31, 2019. Values for vested PSU awards were calculated by multiplying (a) the actual number of earned award shares based on actual TSR for the performance period by (b) the company stock price on the vesting date. Values for unvested PSU awards were calculated by multiplying (a) the number of award shares deemed to be earned based on TSR through December 31, 2019 by (b) the company stock price on December 31, 2019.

Strong Alignment with Shareholders

Our compensation program is also designed to reflect a strong alignment with the interests of our shareholders, which we believe is a key component of a successful executive compensation program. We achieve this alignment by structuring our program and policies so that:

● a significant portion (74% for CEO; 62% for other NEOs) of our executives’ pay is in the form of equity compensation;

● our PSU awards, which account for 60% of the equity awards for our executives, are tied to a 3-year relative TSR measure; and

● our stock ownership requirements ensure that our executives hold a significant amount of our stock (6x salary for our CEO and 2x salary for our senior vice presidents).

CEO EQUITY COMPENSATION MIX 26% 74% Equity Compensation Other Compensation

34	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Our mix of short-term (primarily base salary and annual cash incentive plan) and long-term (PSUs and RSUs) incentives, with a significant portion of total compensation provided through long-term incentives for our executive officers, encourages focus on both long-term strategic and financial objectives and shorter-term business objectives without introducing excessive risk. In general, employees with more ability to directly influence overall company and business segment performance have a greater portion of their overall compensation provided through long-term incentives.

Mitigation of Unnecessary and Excessive Risk Taking

In designing our executive compensation program, we aim to meet our objectives while implementing and maintaining leading practices that discourage unnecessary and excessive risk taking. This includes:

●	no employment agreements;

●	no guaranteed bonuses;

●	a “clawback” policy for incentive compensation recovery to ensure accountability;

●	a policy prohibiting hedging and pledging of company stock by directors and officers;

●	a cap on vesting of performance share units in the event of negative absolute total shareholder return;

●	“double trigger” accelerated vesting of our long-term incentive equity awards upon a change in control;

●	no executive perquisites other than limited relocation-related benefits; and

●	no tax gross ups for “golden parachute” excise taxes.

Compensation Program Design

Our Industry

We operate in a cyclical industry, and our profitability with respect to many of our products can fluctuate based upon factors beyond our control, including macroeconomic factors that affect demand, and thus market prices, for our commodity products. Consistent with our focus on long-term shareholder value, we manage our timber assets on a sustainable basis. With that in mind, we do not make short-term management decisions that could negatively affect the long-term value of our timberlands in response to temporarily-challenged commodity pricing environments. Likewise, we manage our manufacturing assets to keep them operating reliably and profitably even during market downturns, which in turn helps us maintain a dedicated and skilled workforce and ensure a predictable supply of products to our customers.

Our compensation program is designed to reflect the business context in which we operate and to retain top talent and incentivize our senior leaders to make the right long-term value decisions for our shareholders throughout the business cycle. We accomplish this by combining short- and long-term incentives that are tied to a range of key performance indicators. These include absolute financial performance goals as well as strategic business metrics that relate to operational excellence, sustainability practices and human capital management. Each year, goals are designed and set to be more challenging than prior-year goals, taking into account the market conditions and commodity pricing environments in which our businesses must operate.

Role of the Compensation Committee, Compensation Consultant and Management

Compensation Committee. The Compensation Committee oversees and administers our executive compensation program. This includes establishing performance goals for our incentive compensation plans, annually examining and approving a peer group of companies used to benchmark compensation and setting the compensation of our NEOs.

Independent Compensation Consultant. FW Cook has been engaged by the Compensation Committee to act as its compensation consultant and to advise the committee in the discharge of its responsibilities relating to our executive and board of directors compensation programs. The committee has sole authority from the board of directors for the appointment, compensation and oversight of FW Cook, which reports directly to the committee. FW Cook provides no services to the company other than these compensation consulting services and has no other direct or indirect business relationships with the company or any of its affiliates. The Compensation Committee has reviewed the independence of FW Cook and has concluded that FW Cook’s engagement and work do not raise a conflict of interest.

Management. Our CEO and Chief Administration Officer each play an important role in the Compensation Committee’s process for determining executive compensation opportunities. For 2019, human resources executives presented to the committee specific compensation recommendations for all executive officers other than the CEO. These recommendations were developed in consultation with the Chief Administration

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EXECUTIVE COMPENSATION

Officer and the CEO and were accompanied by supporting market data generated by FW Cook. The CEO also provided the committee with his general views on compensation matters and on the performance of the executive officers who report to him. Exercising its independent judgment, the committee made final decisions for 2019 executive compensation opportunities. Decisions related to the CEO’s 2019 compensation opportunities were made independently by the committee in direct consultation with FW Cook, and then were recommended to the board of directors for its approval. The CEO, who was also a director during 2019, did not participate in, and was not present for, the board’s discussions to review and approve the committee’s recommendation regarding his compensation.

Compensation Components

To provide a competitive overall compensation and benefits package that is tied to creating shareholder value and that supports the execution of our business strategies throughout the business cycle, we use a range of compensation components. The combination and the amount of each component are influenced by our compensation goals, market data, the role of the executive in the company, and the total value of all the compensation and benefits available to the executive. The following is a summary of our compensation program for executive officers for 2019:

Element	Objectives and Basis
Base salary	Provide fixed compensation within the median market range
Annual cash incentives	Provide annual cash incentive opportunity within the median market range to drive short-term company and business unit performance
Long-term incentives—Performance Share Units	Provide long-term incentive opportunity within the median market range to drive company performance and align executive and shareholder interests over a three-year performance period
Long-term incentives—Restricted Stock Units	Provide long-term incentive opportunity within the median market range to align executive and shareholder interests and retain top executive talent through long-term equity vesting
Retirement benefits	Provide retirement benefits within the median market range
Deferred compensation benefits	Allow executives to defer compensation on a tax-efficient basis
Medical and other benefits	Provide benefits package within the median market range comprised of benefits offered to all employees

Base Salary

Base salary is the principal fixed element of executive compensation. In setting base salaries for executives, our Compensation Committee generally targets base salary to be within the median market range based on data from both the peer group companies previously described and general industry executive surveys for the applicable executive role. We also consider other factors to allow us to meet our objective of attracting and retaining top talent, such as the company’s performance, relative pay among executives, the executive’s individual performance, and his or her experience. The Compensation Committee reviews executive salaries on an annual basis.

Base salaries for our NEOs in 2019 were:

Named Executive Officer	2019 Base Salary	Reason for Change from 2018
Devin W. Stockfish	$1,000,000	Increase reflects new role as CEO
Russell S. Hagen	$ 595,000	Adjusted to reflect median market range
Adrian M. Blocker	$ 625,000	Reflects change of role to SVP, Timberlands
James A. Kilberg	$ 560,000	Adjusted to reflect median market range
Keith J. O’Rear	$ 560,000	Reflects promotion to role of SVP, Wood Products

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Short-Term Incentive Plan

Our Annual Incentive Plan (“AIP”) is an annual cash incentive plan designed to motivate our executive officers to drive strong financial and business unit performance and to provide a clear link between pay and performance.

Plan Mechanics

At the beginning of the year, each AIP participant, including each of our NEOs, was assigned a target bonus opportunity that reflected competitive practices in the market for similar positions. Target bonus opportunities in 2019 were 150% of base salary for our CEO and 90% of base salary for all other NEOs. Prior to 2020, the bonus for each executive officer could range from 0% to 300% of the target incentive value, reflecting a funding maximum of 200% of target and a maximum individual performance modifier of 1.5. However, achieving a maximum award would only occur in connection with extraordinary performance. In practice, our ten-year average earned CEO payout is approximately 107% of target, and the highest payout in a single year has not exceeded 173% of target. In response to shareholder feedback, the committee reduced the maximum potential bonus that may be earned by any executive officer to 200% of target value beginning in the 2020 plan year.

Funding is calculated using financial performance metrics and controllable business metrics for each of the company’s three business segments, with the financial performance metrics weighted 70% and the controllable business metrics weighted 30%. Beginning in the 2020 plan year, the weighting will be based 60% on financial performance metrics and 40% on controllable business metrics. The committee decided to increase emphasis in the plan on controllable business metrics to better balance financial goals with operational excellence and human capital management goals that are critical to the company’s short- and long-term success. Controllable business metrics performance goals for 2019 are discussed in more detail on page 39.

Metrics in each category are discrete, measurable and rigorous, and provide employees with a clear view of how business and individual performance affects compensation. Funding based on the financial performance and controllable business metrics ranges from 0% to 200% of target. The Compensation Committee maintains, and has in the past exercised, negative discretion to lower AIP awards notwithstanding actual performance goal achievement in appropriate circumstances.

Financial Performance Metrics

Financial performance metrics are established by the Compensation Committee at the beginning of each plan year and are not subject to adjustment by management. The committee determines the level of financial performance necessary for funding the threshold, target and maximum levels, which represent funding at 20%, 100% and 200% of target levels, respectively. If the applicable performance goal is below the threshold, the funding level for this portion of the AIP is 0%. Targets for the AIP’s financial performance metrics are established based on a variety of factors:

●	the near-term outlook, prior year performance and competitive position influences the performance goal set for target funding for the Timberlands and the Real Estate, Energy & Natural Resources businesses;

●	the cost of capital and competitive position influences the performance goal set for target funding for the Wood Products business; and

●	internal benchmarks of outstanding performance influence the performance goal set for maximum funding.

For 2019, the Compensation Committee set a combined Adjusted EBITDA target for the Timberlands and Real Estate, Energy & Natural Resources businesses and a Return on Net Assets target (RONA) for the Wood Products business at the following target levels. The financial metric target for the Timberlands business was lowered in 2019 from the 2018 target level based upon lower prevailing commodity pricing for saw log prices in our Western Timberlands business. Consistent with the company’s commitment to long-term shareholder value, harvest plans for our timber were maintained at sustainable levels and not upwardly adjusted to increase EBITDA in lower log and wood products commodity pricing markets.

	Metric	Threshold (20% of Target Funding)	Target (100% of Target Funding)	Maximum (200% of Target Funding)
Timberlands and Real Estate, Energy & Natural Resources	Adjusted EBITDA	$856 million	$1,070 million	$1,338 million
Wood Products	RONA	6%	12%	22%

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Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, depletion, amortization, basis of real estate sold, pension and postretirement costs not allocated to business segments and special items. We use this as the principal performance measure for the Timberlands and Real Estate, Energy & Natural Resources segments because it is a well understood measure of how well these businesses are generating cash and is a financial performance metric that is important to our shareholders. Adjusted EBITDA also aligns our cash incentive compensation program with how the company evaluates and reports its performance to shareholders and reflects the way senior management manages the company.

RONA. We define Return on Net Assets, or “RONA” as earnings before interest and taxes, or “EBIT”, divided by average net assets, which is total assets for Wood Products less cash and cash equivalents and current liabilities. We use RONA as the principal performance measure for our Wood Products business because of its strong link over time to total shareholder return in the basic materials sector and for Weyerhaeuser. The use of this measure is intended to focus participants on generating profitability, both through increasing revenues and controlling costs. This measure also reinforces the importance of making disciplined capital investments that will improve the company’s overall returns.

Controllable Business Metrics

The remainder of the AIP funding determination (30%) is based on the performance of each business against certain controllable business metrics approved in advance by the Compensation Committee. The controllable business metrics include rigorous and pre-set quantitative and qualitative operational excellence and human capital management goals that are both detailed and measurable. Operational excellence goals include performance against achievement of the company’s objectives in areas such as financial and competitive performance, cost competitiveness, performance against strategic goals and priorities and sustainable forestry certification. Each year, the committee sets a threshold, target and maximum level for the controllable business metrics portion of the total AIP award.

Performance against our operational excellence goals have resulted in over a half billion dollars of cost and operational improvements at the company over the last six years and improved the company’s relative performance against our competitors. Human capital management goals are designed to ensure that each business has a deep base of high-performing talent and ready-now succession candidates for critical roles and include measured progress against individual development plans and critical role placement in the organization.

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Following is a description of the 2019 controllable business metrics goals and results for each business segment.

Controllable Business Metric	Weight	Business Segment	Primary Metric (Target Performance)	Results
Operational Excellence	70%	Timberlands	Operational $40 - $50 million Operational Excellence Improvements	$48 Million (High Achieves) $7 Million (Cross-business) (Exceeds)
			Sustainability Maintain 100% Certification to Sustainable Forestry Practices	Maintained Certification with Zero Non-Conformities (Exceeds)
	70%	Real Estate & ENR	35% Real Estate Margin over Timber NPV Recreational Lease Program Achievements	61% Real Estate Margin (Exceeds) Recreational Lease Program Performance (Exceeds)
	70%	Wood Products	$42 - $59 million in Operational Excellence Improvements	$52 Million (High Achieves) $7 Million (Cross-business) (Exceeds)
Human Capital Management	30%	All Businesses	Human Capital Management Goals relating to: ● Succession Planning ● Critical Role Placement ● Leadership Development	Exceeds

Bonus Allocation Process

After the end of each plan year, the Compensation Committee approves the funding for the AIP based on the performance of each business against its pre-determined financial performance metrics and controllable business metrics. The bonus opportunities for executive officers are adjusted up or down from each officer’s target opportunity based on the level of funding achieved (e.g., 50% funding would reduce an officer’s target opportunity by half). Funded awards are allocated to executive officers based on each officer’s individual performance rating against his or her pre-established performance goals, based on a qualitative and quantitative assessment of performance and other individual performance criteria. In general, an executive officer who receives an “achieves” performance review will earn an annual incentive award at or near his or her funding-adjusted individual target level. Similarly, an executive officer who falls below “achieves” level of performance will typically receive less than the individual funding-adjusted target incentive opportunity, and an executive who receives an “exceeds” performance review may earn an annual incentive award greater than his or her individual funding-adjusted target level. Notwithstanding achievement of performance goals and individual performance ratings, the committee always retains discretion to adjust awards downward in extraordinary circumstances, as it did in 2018 in connection with a product remediation matter.

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EXECUTIVE COMPENSATION

Individual AIP awards are calculated as follows:

Base Salary Target AIP Opportunity Percentage Business Performance Funding Multiple Individual Performance Adjustment Individual AIP Award

The CEO and corporate function employees, including the Chief Financial Officer, receive annual bonuses based on a weighting of earned funding of the AIP for the business segments—40% for Timberlands, 20% for Real Estate, Energy & Natural Resources, and 40% for Wood Products—modified by the performance of the individual employee against his or her performance goals. This funding mechanism is designed to make the CEO, CFO and other corporate function employees accountable for the results of all of our businesses and to focus corporate function employees on the goals, priorities and success of the businesses in which they play a critical role.

AIP Funding for 2019

For 2019, AIP funding multiples were as follows:

	FINANCIAL PERFORMANCE METRICS		CONTROLLABLE BUSINESS METRICS

Business (Financial Measure)	2019 Financial Results	Funding Multiple (A)	2019 Business Metrics Results	Funding Multiple (B)	2019 Total Business Funding Multiple (A+B)
Timberlands (1)	$954 million	0.39	High Achieves	0.53	0.92
Real Estate, Energy & Natural Resources (1)	$954 million	0.39	Exceeds	0.60	0.99
Wood Products (2)	13.4%	0.79	High Achieves	0.51	1.30
Corporate Funding (3)	N/A	0.55	N/A	0.54	1.09

(1)	Based on a combined Adjusted EBITDA for Timberlands and Real Estate, Energy & Natural Resources.

(2)	Based on segment RONA.

(3)	Based on performance of Timberlands, Real Estate, Energy & Natural Resources, and Wood Products, weighted for each segment at 40%, 20% and 40%, respectively.

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AIP bonus targets and actual payout amounts for our NEOs in 2019 were:

Named Executive Officer	Target Bonus (% of Base Salary)	Target Bonus Amount ($)	Business Funding Multiple	2019 Bonus Earned ($)	2019 Bonus Earned (% of Target)
Devin W. Stockfish Corporate	150%	$1,500,000	1.09	$1,635,000	109%
Russell S. Hagen Corporate	90%	$535,500	1.09	$585,000	109%
Adrian M. Blocker Timberlands	90%	$562,500	0.92	$520,000	92%
James A. Kilberg Real Estate, Energy & Natural Resources	90%	$504,000	0.99	$500,000	99%
Keith J. O’Rear Wood Products	90%	$504,000	1.30	$675,000	133%

The AIP bonus for each of Messrs. Stockfish, Hagen and O’Rear was above target because the business funding multiple applicable to their respective AIP opportunities exceeded target based on business performance. Additionally, Mr. O’Rear exceeded his pre-established individual performance goals. The 2019 business funding multiple for Messrs. Stockfish and Hagen was 1.09 based on the performance of the Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments. The 2019 business funding multiple for Mr. Blocker was 0.92 based on the performance of the Timberlands segment. The 2019 business funding multiple for Mr. Kilberg was 0.99 based on the performance of the Real Estate, Energy & Natural Resources and Timberlands segments. The 2019 business funding multiple for Mr. O’Rear was 1.3 based on the performance of the Wood Products segment; the Committee also recognized Mr. O’Rear’s significant leadership in achieving historically low cost structures in several of our Wood Products businesses. Generally, total earned bonuses are rounded up to the nearest $5,000.

Long-Term Incentive Compensation

Each year, the Compensation Committee sets target long-term incentive award opportunities for each of the company’s executives, including our NEOs. Target award opportunities are aligned with the median range of peer companies, reflecting the company’s desire to have a greater proportion of pay tied to performance and long-term shareholder value. Grants of long-term incentives are not guaranteed. Participants do not receive an equity grant if performance against their performance goals does not meet minimum standards. The Compensation Committee also considers competitive market conditions, expected future contributions to the company and retention concerns in determining the final grants to executive officers.

Our current long-term incentive program is comprised of two types of awards:

●	PSU awards measure performance over a three-year period based on our total shareholder return relative to that of the S&P 500 composite and our industry peers.
●	RSU awards, which vest over a four-year period and accrue additional dividend equivalent units as we pay dividends to our shareholders, strongly align the interests of our senior executives and our shareholders.

We make our annual long-term incentive grants to employees in February of each year at the regular meeting of the Compensation Committee, which typically is within two weeks after the company publicly releases earnings. For executive officers who are hired or promoted during the year, the Compensation Committee considers compensation levels in connection with the board’s appointment of the executive and may approve equity grants for the executive that are effective upon the later of (i) the officer’s start date or the effective date of the promotion or (ii) the date the grant is approved by the Compensation Committee.

The Compensation Committee’s February meeting date was the effective grant date for the 2019 annual equity grants. Equity grants to Mr. Stockfish were made on the day following the Compensation Committee meeting at the meeting of the full board.

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Total Long-Term Incentive Compensation Grants

The Compensation Committee established a target level of long-term incentives for each NEO relative to the median of competitive market long-term incentive levels. For 2019, the target long-term incentive values for the NEOs were:

Named Executive Officer	2019 Target Long-Term Incentive Value (1)
Devin W. Stockfish	$7,000,000
Russell S. Hagen	$1,850,000
Adrian M. Blocker	$1,850,000
James A. Kilberg	$1,700,000
Keith J. O’Rear	$1,750,000

(1)

These amounts reflect the approved target value of long-term incentive compensation granted to each NEO in 2019. The actual grant-date fair values of these grants, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, are shown in the Summary Compensation Table on page 46 and the Grants of Plan-Based Awards for 2019 table on page 48.

For 2019, 60% of the target value of the long-term incentive awards were granted in the form of PSUs and 40% of the value of the long-term incentive awards were granted in the form of RSUs.

PERFORMANCE SHARE UNITS 60%		RESTRICTED STOCK UNITS 40%

● Tied to achievement of long-term performance ● Facilitates share ownership ● Alignment with shareholders ● Strong retention vehicle	Shares earned will range from 0% to 150% of the target number of PSUs based on the company’s 3-year TSR performance relative to S&P 500 and designated industry peer group.	● Alignment with shareholders ● Facilitates share ownership ● Strong retention vehicle

Performance Share Unit Awards

PSUs are designed to align pay and long-term performance, a key objective of our compensation program. We grant PSUs to executive officers to incentivize production of superior long-term shareholder returns through achievement of long-term operational and strategic business goals.

A target number of PSUs were granted to the NEOs in 2019, as shown in the following table:

Named Executive Officer	Performance Share Units
Devin W. Stockfish	140,482
Russell S. Hagen	36,894
Adrian M. Blocker	36,894
James A. Kilberg	33,902
Keith J. O’Rear	34,899

The actual number of PSUs earned may range from 0% to 150% of the target number of PSUs granted based on two independent performance measures over a three-year performance period: the company’s three-year TSR relative to companies in the S&P 500 Index (50% weighting); and the company’s three-year TSR relative to a designated industry peer group (50% weighting). If performance is below the 25th percentile, no PSUs are earned. Beginning with PSUs granted in 2020, PSUs will vest at a maximum of 100% of target value in the event of negative absolute company TSR performance, regardless of relative performance against comparator groups.

The industry peer group of companies includes Boise Cascade Company, Catchmark Timber Trust, Louisiana-Pacific Corporation, PotlatchDeltic Corporation, Rayonier Inc., St. Joe Company and West Fraser Timber Co. Ltd.

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Company performance against each performance goal is measured separately to determine actual percentile performance and the corresponding PSU payout percentage, multiplied by the appropriate weighting factor. Beginning in 2020, PSUs will be earned based solely on an expanded industry peer group of companies that compete with one or more of our business units to provide a more meaningful measure of our competitive performance.

Payout percentages at various levels of relative TSR performance for the 2019 PSUs are illustrated in the table below:

TSR Percentile Rank Against Each Peer Group (50% Weighting Each)	Payout % of Target Awards (1)
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
≥ 75th percentile	150%

(1)	Payout percentages for performance above threshold (TSR performance above the 25th percentile) will be linearly interpolated between percentiles, in each case with a weighted maximum of 150%.

For example, if the company achieves 50th percentile performance against the S&P 500 comparator group and 75th percentile performance against the industry comparator group, then a participant holding a target award of 1,000 PSUs would earn 1,250 PSUs as follows: (a) 1,000 x 100% payout x 50% weighting = 500 shares; and (b) 1,000 x 150% payout x 50% weighting = 750 shares.

If the company declares and pays dividends on the company’s common stock during the time period when PSUs are outstanding, the PSUs will be credited with the dividend equivalents, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PSU is earned and vests.

PSU Performance

The three-year performance period for the 2017 PSU Award concluded on December 31, 2019. These PSUs had generally the same design as the 2019 PSUs, with 50% based on our TSR relative to the S&P 500 and 50% based on our TSR relative to an industry peer group. Performance against each performance goal was measured separately to determine actual percentile performance and the corresponding PSU payout percentage, multiplied by the appropriate weighting factor. After giving effect to the weighting of each performance goal, 29.7% of target PSU units were earned by our NEOs.

Restricted Stock Unit Awards

The company grants RSU awards to align the interests of executive officers with those of our shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through RSUs, executive officers, like our shareholders, share both the risks and rewards of stock ownership. In addition, RSUs reward total shareholder return, whether delivered through share price appreciation or dividends. The company believes this is appropriate since, as a REIT, our dividend distribution requirements lead to a significant portion of our total shareholder return being delivered through dividends. Through multi-year vesting, the RSU grants also serve as a strong retention vehicle. Annual awards of RSUs vest ratably over four years with 25% vesting on each of the first, second, third and fourth anniversaries of the grant date. During the vesting period, unvested RSU awards are credited with dividend equivalents, which are subject to the same vesting and release schedule as the original RSU awards.

In 2019, the following RSU awards were granted to the NEOs:

Named Executive Officer	Restricted Stock Units
Devin W. Stockfish	109,106
Russell S. Hagen	28,654
Adrian M. Blocker	28,654
James A. Kilberg	26,331
Keith J. O’Rear	27,105

Other Compensation and Benefits

All U.S. salaried employees, including executive officers, are eligible for:

●	a tax-qualified defined benefit pension plan, if hired before January 1, 2014;

●	a non-elective employer contribution, currently 5% of eligible pay, in a tax-qualified defined contribution 401(k) or savings plan, if hired on or after January 1, 2014;

●	a tax-qualified defined contribution 401(k) or savings plan, currently with an employer matching contribution of 50% for the first 6% of eligible pay (as defined by the IRS) contributed by the employee;

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EXECUTIVE COMPENSATION

●	health, dental and life insurance coverage;

●	disability insurance;

●	paid time off; and

●	paid holidays.

These rewards are designed to be competitive with overall market practices and are in place to attract and retain top talent. In addition, executive officers may be eligible to:

●	participate in a non-qualified supplemental retirement plan (if hired before January 1, 2014) or a supplemental defined contribution retirement plan (if hired on or after January 1, 2014);

●	participate in a deferred compensation plan; and

●	receive other limited benefits.

Additional details on these benefits are described below.

Supplemental Retirement Plan and Supplemental Defined Contribution Plan

Executive officers in the U.S. are eligible to participate in the Supplemental Retirement Plan if hired before January 1, 2014. The Supplemental Retirement Plan provides benefits that are not available under the Weyerhaeuser Pension Plan due to compensation limits imposed by the Internal Revenue Code (IRC). We provided the Supplemental Retirement Plan to our executives because it was a competitive practice within the basic materials industry. Supplemental Retirement Plan benefits are paid from the general funds of the company. Consistent with general market practices, benefits under the Supplemental Retirement Plan are determined by a formula based on compensation paid in the five consecutive years when the executive officer was paid the highest total compensation (generally base salary plus annual incentive up to 1X base salary) during the 10 calendar years before retirement. Details of the Supplemental Plan benefits and the amounts accrued to each NEO are found in the Pension Benefits table.

Executives hired on or after January 1, 2014 are eligible to participate in the Weyerhaeuser Supplemental Defined Contribution Plan. The Supplemental Defined Contribution Plan is intended to be a replacement plan for participants who are not eligible to receive a benefit under the Pension Plan or the Supplemental Retirement Plan. The Supplemental Defined Contribution Plan provides for non-elective employer contributions equal to 5% of bonus pay plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation were included in the definition of pay and without regard to the compensation limits imposed by the IRC.

Deferred Compensation

Executive officers also are eligible to participate in a deferred compensation plan. The deferred compensation plan provides the opportunity to defer up to 50% of base salary and up to 100% of cash bonuses into an interest-bearing account for payment at a future date or into a deferred compensation plan account denominated in Weyerhaeuser common stock equivalent units. This plan is provided to be competitive in the market for top executive talent, and to provide executives with tax planning flexibility at a nominal cost to the company. Contributions during 2019 and year-end account balances can be found in the Non-Qualified Deferred Compensation table.

Other Limited Benefits

There are no significant additional benefits other than limited relocation benefits. We do not provide executive perquisites such as vehicles for personal use or personal travel for executives on company aircraft.

Other Factors Affecting Compensation

Change in Control Agreements

The company has entered into change in control agreements with each of its executive officers, and our long-term incentive plan contains change in control provisions. The Compensation Committee believes that change in control policies are an important element of the executive compensation program, support shareholder value creation and are necessary to attract and retain top senior talent in a competitive market. The agreements are intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs.

Change in control benefits—cash severance payments and accelerated vesting and payout of equity grants – are intended to enable executive officers to have a balanced perspective in making overall business decisions and to be competitive within overall market practices. The cash severance payment to our CEO would be 3X his base salary and target AIP bonus. In 2020, the cash severance payable to our other executive officers was lowered from 3X to 2X base salary and target AIP bonus to reflect current market practices. The agreements do not provide for payment of any “golden parachute” excise taxes, and

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all benefits are subject to a “double-trigger” (i.e., a change in control plus qualifying termination, or in the case of equity awards, a change in control and decision by the successor entity not to continue the outstanding awards). The Compensation Committee believes it is appropriate to have such agreements provided that they are subject to periodic review to ensure the benefits are consistent with market practice and are reasonable. See the description of the specific factors that would result in change in control benefits and the amounts that can be received in connection with a change in control in Potential Termination Payments—Change in Control below.

Severance Agreements

The company has severance agreements with each of its executive officers. Under these agreements, the executive receives severance benefits upon termination unless the termination is for cause, is a result of the company’s mandatory retirement policy, is because of the death or disability of the executive or is because the executive leaves or retires voluntarily. The Compensation Committee believes that severance policies are an essential component of the executive compensation program and are necessary to attract and retain top senior talent in a competitive market. The Compensation Committee believes it is appropriate to have such agreements provided the agreements are subject to periodic review to ensure the benefits are consistent with market practice and are reasonable. The specific amounts that executive officers would receive as severance payments are described in Potential Termination Payments—Severance below.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

The following tables set forth information regarding 2019 compensation for each of our 2019 NEOs. Compensation for 2018 and 2017 is presented for the executive officers who were NEOs in 2018 and 2017. The Summary Compensation Table and the Grants of Plan-Based Awards for 2019 Table should be reviewed together for a more complete presentation of both the annual and long-term incentive compensation elements of our compensation program.

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Devin W. Stockfish President and Chief Executive Officer	2019 2018	981,808 568,077	— —	6,984,904 1,648,415	1,635,000 677,160	347,056 78,184	8,400 8,250	9,957,168 2,980,086
Russell S. Hagen Senior Vice President and Chief Financial Officer	2019 2018 2017	587,789 570,000 564,615	— — —	1,834,409 1,648,415 1,628,110	585,000 750,000 825,000	603,574 — 247,722	82,362 95,424 103,508	3,693,134 3,063,839 3,368,955
Adrian M. Blocker Senior Vice President, Timberlands	2019 2018 2017	622,673 570,000 570,000	— — —	1,834,409 3,648,408 1,628,110	520,000 821,000 679,000	381,294 211,249 186,590	8,400 8,250 8,100	3,366,776 5,258,907 3,071,800
James A. Kilberg Senior Vice President, Real Estate, Energy & Natural Resources	2019 2018 2017	557,115 547,692 542,000	— — —	1,685,663 1,551,441 1,577,236	500,000 675,000 641,000	41,671 32,003 53,358	76,806 84,581 97,169	2,861,255 2,890,717 2,910,763
Keith J. O’Rear Senior Vice President, Wood Products	2019	547,731	—	1,735,226	675,000	972,051	65,788	3,995,796

(1)	Amounts reflect the dollar amount of base salary paid in cash in the fiscal year. Mr. Stockfish assumed the role of President and Chief Executive Officer effective January 1, 2019.

(2)

Amounts reflect the grant date fair value of RSU and PSU awards granted under the company’s long-term incentive plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding 2019 stock awards can be found in the table “Grants of Plan-Based Awards for 2019.” Details regarding outstanding stock awards can be found in the table “Outstanding Equity Awards At 2019 Fiscal Year End.” For more information regarding these awards and the calculation of their fair value, refer to the company’s disclosure in its Annual Report for the year ended December 31, 2019, Part II, Item 8, Notes to Consolidated Financial Statements—Note 16 Share-Based Compensation. Assuming the highest level of performance is achieved (which would result in the vesting of 150% of the PSUs granted), the aggregate grant date fair value of PSUs set forth in the Stock Awards column above would be: Mr. Stockfish: $6,250,044; Mr. Hagen: $1,641,414; Mr. Blocker: $1,641,414; Mr. Kliberg: $1,508,300; and Mr. O’Rear: $1,552,657.

(3)

Amounts represent the value of the annual cash incentive awards earned under the company’s annual incentive plan based on the company’s performance and the performance of the company’s businesses and individual NEOs against pre-set performance goals. These performance goals are described in “Compensation Discussion and Analysis—Compensation Program Design—Short-Term Incentive Plan” above.

(4)	Amounts represent annual changes in the actuarial present value of accumulated pension benefits.

(5)	Amounts under All Other Compensation for each of the NEOs are described in the following table:

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Summary Compensation Table – “All Other” Compensation

Name	Year	Company Contribution to Defined Contribution Plan ($)	Other ($)		Total ($)
Devin W. Stockfish	2019 2018	8,400 8,250	— —
Russell S. Hagen	2019 2018 2017	75,290(1) 78,000 73,758	7,072 17,424 29,750	(2)
Adrian M. Blocker	2019 2018 2017	8,400 8,250 8,100	— — —
James A. Kilberg	2019 2018 2017	70,006(1) 67,685 67,919	6,800 16,896 29,250	(2)
Keith J. O’Rear	2019	8,400	57,388	(3)

(1)

For Mr. Hagen, amount includes a non-elective company contribution of $14,000 and matching contribution of $8,400 to the 401(k) Plan and a non-elective company contribution of $52,890 to the Supplemental DC Plan. For Mr. Kilberg, amount includes a non-elective contribution of $14,000 and matching contribution of $8,400 to the 401(k) Plan and a non-elective contribution of $47,606 to the Supplemental DC Plan. See discussion under “Compensation Discussion and Analysis—Other Benefits—Supplemental Retirement Plan and Supplemental DC Plan” for more information.

(2)

Amount represents cash dividends paid on unvested RSU awards previously granted to Messrs. Hagen and Kilberg while employed by Plum Creek Timber Company, Inc. and assumed by the company in connection with its acquisition of Plum Creek by merger.

(3)	Amount represents temporary living expenses which were paid by the Company to Mr. O’Rear in connection with his relocation from Texas to Washington and were treated as compensation.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for 2019

The following table provides information for each of our NEOs regarding 2019 annual and long-term incentive award opportunities, including the range of potential payouts under non-equity and equity incentive plans. Specifically, the table presents the 2019 grants of annual incentive plan, PSU and RSU awards. No option awards were granted in 2019.

			Estimated Future Payouts Under Non-Equity Plan Awards(2)			Estimated Future Payouts Under Equity Plan Awards(2)

Name	Type of Award	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Awards Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Devin W. Stockfish	AIP	2/08/2019	300,000	1,500,000	4,500,000
	PSU	2/08/2019				35,120	140,482	210,723		4,166,696
	RSU	2/08/2019							109,106	2,818,208
Russell S. Hagen	AIP	2/07/2019	107,100	535,500	1,606,500
	PSU	2/07/2019				9,223	36,894	55,341		1,094,276
	RSU	2/07/2019							28,654	740,133
Adrian M. Blocker	AIP	2/07/2019	112,500	562,500	1,687,500
	PSU	2/07/2019				9,223	36,894	55,341		1,094,276
	RSU	2/07/2019							28,654	740,133
James A. Kilberg	AIP	2/07/2019	100,800	504,000	1,512,000
	PSU	2/07/2019				8,475	33,902	50,853		1,005,533
	RSU	2/07/2019							26,331	680,130
Keith J. O’Rear	AIP	2/07/2019	100,800	504,000	1,512,000
	PSU	2/07/2019				8,724	34,899	52,348		1,035,104
	RSU	2/07/2019							27,105	700,122

(1)

The date of the Compensation Committee meeting at which long-term and annual incentive plan grants are approved is the effective grant date for equity grants and grants under the annual incentive plan to the NEOs other than the CEO. Compensation decisions for the CEO are approved by the board of directors based upon recommendations by the Compensation Committee. The effective grant date for equity awards and annual incentive plan award opportunities to the CEO is therefore the date of approval by the board of directors.

(2)

Represents the value of potential payments under the company’s annual incentive plan and the number of shares that may be earned under the company’s long-term incentive plans. These plans and awards are described in “Compensation Discussion and Analysis—Compensation Program Design—Short-Term Incentive Plan”.

(3)

Amounts reflect the grant date fair value of RSU and PSU awards granted under the company’s long-term incentive plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding 2019 stock awards can be found in the table “Grants of Plan-Based Awards for 2019.” Details regarding outstanding stock awards can be found in the table “Outstanding Equity Awards At 2019 Fiscal Year End.” For more information regarding these awards and the calculation of their fair value, refer to company’s disclosure in its Annual Report for the year ended December 31, 2019, Part II, Item 8, Notes to Consolidated Financial Statements—Note 16 Share-Based Compensation.

48	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Outstanding Equity Awards At 2019 Fiscal Year End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2019.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)(4) ($)
Devin W. Stockfish	02/12/2014	15,069	—	30.1600	02/12/2024	—	—	—	—
	04/09/2014	18,144	—	28.5600	04/09/2024	—	—	—	—
	02/12/2015	39,458	—	35.4050	02/12/2025	—	—	—	—
	02/09/2016	68,181	22,728	23.0900	02/09/2026	2,978	89,936	—	—
	02/09/2017	—	—	—	—	7,930	239,486	—	—
	02/09/2017	—	—	—	—	6,286	189,837	—	—
	02/08/2018	—	—	—	—	14,940	451,188	13,643	412,019
	02/08/2019	—	—	—	—	109,106	3,295,001	210,723	6,363,835
Russell S. Hagen	02/08/2010	20,800	—	22.0200	02/08/2020	—	—	—	—
	02/07/2011	24,000	—	25.9700	02/07/2021	—	—	—	—
	02/02/2016	—	—	—	—	5,200	157,040	—	—
	02/09/2017	—	—	—	—	9,761	294,782	—	—
	02/09/2017	—	—	—	—	7,737	233,657	—	—
	02/08/2018	—	—	—	—	14,940	451,188	13,643	412,019
	02/07/2019	—	—	—	—	28,654	865,351	55,341	1,671,298
Adrian M. Blocker	02/12/2014	28,486	—	30.1600	02/12/2024	—	—	—	—
	02/12/2015	58,149	—	35.4050	02/12/2025	—	—	—	—
	02/09/2016	96,074	32,025	23.0900	02/09/2026	4,196	126,719	—	—
	02/09/2017	—	—	—	—	9,761	294,782	—	—
	02/09/2017	—	—	—	—	7,737	233,657	—	—
	02/08/2018	—	—	—	—	14,940	451,188	13,643	412,019
	08/24/2018	—	—	—	—	57,645	1,740,879	—	—
	02/07/2019	—	—	—	—	28,654	865,351	55,341	1,671,298
James A. Kilberg	02/02/2016	—	—	—	—	5,000	151,000	—	—
	02/09/2017	—	—	—	—	9,456	285,571	—	—
	02/09/2017	—	—	—	—	7,495	226,349	—	—
	02/08/2018	—	—	—	—	14,061	424,642	12,840	387,768
	02/07/2019	—	—	—	—	26,331	795,196	50,853	1,535,761
Keith J. O’Rear	02/12/2015	8,307	—	35.4050	02/12/2025	—	—	—	—
	02/09/2016	3,179	3,179	23.0900	02/09/2026	487	14,707	—	—
	02/09/2017	—	—	—	—	1,373	41,464	—	—
	02/08/2018	—	—	—	—	1,758	53,092	1,070	32,314
	02/07/2019	—	—	—	—	27,105	818,571	52,348	1,580,910

(1)

Option awards vest in 25% increments over four years, beginning 12 months following the grant date. Full vesting occurs on the fourth anniversary of the grant date. Options are for a term of 10 years and unvested options are subject to earlier termination if the executive terminates employment for reasons other than retirement. For participants who reach eligible retirement age, unvested options continue to vest and remain exercisable, in each case until the option expiration date. The company discontinued granting options after 2016.

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EXECUTIVE COMPENSATION

(2)

Stock awards represent outstanding RSUs and PSUs. RSUs granted on February 9, 2016, February 9, 2017, February 8, 2018 and February 7, 2019 vest in 25% increments over four years, beginning 12 months following the grant date. Outstanding RSUs for Messrs. Hagen and Kilberg also represent grants of RSUs made to them when they were employed by Plum Creek Timber Company, Inc. and were assumed by the company in connection with its acquisition of Plum Creek by merger. These assumed RSUs also vest in 25% increments over four years, beginning 12 months following the grant date. RSUs granted to Mr. Blocker on August 24, 2018 will vest entirely on December 31, 2021. PSUs granted on February 9, 2017, February 8, 2018 and February 7, 2019 are earned based on relative company performance at the end of a three-year performance period and vest entirely and become available for release on the third anniversary of the grant date. In accordance with SEC disclosure guidance, amounts in this column also include PSU units granted in 2017, the performance period for which was concluded on December 31, 2019, based on the actual value (29.7% of target) of the award.

(3)	Values for RSU awards were computed by multiplying the market price of $30.20 for the company’s common stock at December 31, 2019 by the number of units.

(4)

Represents the estimated value of the 2017, 2018 and 2019 PSUs as of December 31, 2019. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated value of the PSUs is the product of: (i) the number of PSUs outstanding, multiplied by (ii) the market price of $30.20 for the company’s common stock at December 31, 2019. The number of PSUs outstanding for 2017 is the product of (i) target units granted, multiplied by (ii) the factor of 29.7%, which is actual performance as of December 31, 2019. The number of PSUs outstanding for 2018 is the product of (i) target units granted, multiplied by (ii) the factor of 50% because the estimated performance as of December 31, 2019 is equal to “threshold” performance. The number of PSUs outstanding for 2019 is the product of (i) target units granted, multiplied by (ii) the factor of 150% because the estimated performance as of December 31, 2019 is equal to “maximum” performance.

Option Exercises and Stock Vested in 2019

The following table provides information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2019. The value realized upon the exercise of options is calculated using the difference between the option exercise price and the market price at the time of exercise multiplied by the number of shares underlying the option. The value realized upon the vesting of stock awards is based on the market price of company common stock on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Devin W. Stockfish	—	—	23,643	607,318
Russell S. Hagen	8,000	41,726	29,619	769,822
Adrian M. Blocker	—	—	30,680	787,619
James A. Kilberg	—	—	28,631	744,184
Keith J. O’Rear	—	—	2,111	54,211

50	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Pension Benefits

The following table provides information as of December 31, 2019 for each of our NEOs regarding the actuarial present value of the officer’s total accumulated benefit under each of our applicable defined benefit plans. No payments were made under these plans to any of our NEOs during 2019.

Name	Plan Name	Years of Credited Service earned under Formula A (1) (#)	Present Value of Accumulated Benefit earned under Formula A (2) ($)	Years of Credited Service earned under Formula B (3) (#)	Present Value of Accumulated Benefit earned under Formula B (4) ($)	Total Years of Credited Service (5) (#)	Total Present Value of Accumulated Benefit (6) ($)
Devin W. Stockfish	Pension Plan –	—	—	7	154,856	7	154,856

	Supplemental Retirement Plan	—	—	7	543,252	7	543,252
Russell S. Hagen	Plum Creek Pension Plan	—	—	—	—	23	750,954

	Plum Creek Supplemental Pension Plan	—	—	—	—	23	2,209,020
Adrian M. Blocker	Pension Plan –	—	—	7	261,572	7	261,572

	Supplemental Retirement Plan	—	—	7	923,412	7	923,412
James A. Kilberg	Plum Creek Pension Plan	—	—	—	—	12	316,391

	Plum Creek Supplemental Pension Plan	—	—	—	—	12	695,958
Keith J. O’Rear	Pension Plan –	21	1,130,473	10	319,955	31	1,450,428

	Supplemental Retirement Plan	21	692,318	10	194,386	31	886,704

(1)	Number of years of credited service as of December 31, 2009 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula A accrued benefit only.

(2)

Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2019, using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula A, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

(3)

Number of years of credited service computed beginning on January 1, 2010 and ending as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2019 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula B accrued benefits only.

(4)

Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2019, calculated using age 65, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula B, or the executive’s actual age if greater. Estimates are based on current compensation and years of service.

(5)	Includes years of credited service with Plum Creek Timber Company, Inc. for Messrs. Hagen and Kilberg.

(6)

Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2019. For former Plum Creek executives using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under their respective plans, or the executive’s actual age if greater. Estimates are based on current compensation and years of service.

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EXECUTIVE COMPENSATION

The company maintains two pension plans in which the NEOs, other than Messrs. Hagen and Kilberg, are eligible to participate: the Weyerhaeuser Pension Plan (the “Pension Plan”), a noncontributory, tax-qualified defined benefit pension plan, and the Supplemental Retirement Plan, a non-contributory, non-qualified retirement pension plan. Benefits under the Pension Plan accrue for salaried employees under two separate formulas: Formula A, for service accrued prior to January 1, 2010; and Formula B, for service accrued on and after January 1, 2010. The annual retirement benefit payable upon normal retirement under Formula A is equal to (i) 1.1% of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued through December 31, 2009, plus (ii) 0.45% of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued through December 31, 2009. The annual retirement benefit payable upon normal retirement under Formula B is equal to (i) 0.8% of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued on and after January 1, 2010, plus (ii) 0.3% of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued on and after January 1, 2010.

NEOs whose pension plan benefit exceeds IRC limitations for tax-qualified plans accrue benefits under the Supplemental Retirement Plan. Benefits from the Supplemental Retirement Plan are paid from the general funds of the company and are determined by applying the applicable formula under the Pension Plan for salaried employees but include benefits and compensation that exceed the IRC limitations.

Normal retirement age for salaried employees is age 65 under the Pension Plan and the Supplemental Retirement Plan. Early retirement may be elected by any participant who has reached age 55 and has at least 10 years of vesting service.

The Pension Plan and Supplemental Retirement Plan are closed to new hires and rehires effective January 1, 2014.

Messrs. Hagen and Kilberg were hired after January 1, 2014 and are thus not eligible to participate in either Weyerhaeuser pension plan. However, each is vested in pension benefits under the terms of legacy Plum Creek tax-qualified and supplemental pension and benefit plans, which have been assumed by the company in connection with its merger with Plum Creek Timber Company in 2016. Benefits for Mr. Hagen accrued under the plans according to a cash balance formula and a final average pay formula, with the greater of the two amounts payable to him upon retirement. Benefits for Mr. Kilberg accrued according to a cash balance formula. Each of Messrs. Hagen’s and Kilberg’s benefits under these plans were frozen and ceased to accrue benefits from and after the time of the Plum Creek merger, except that benefits determined by the cash balance formula continue to accrue an interest credit that is tied to the 30-year Treasury interest rate. Under the terms of the legacy plans in which Mr. Hagen participates, he is eligible for early retirement at age 55 with 10 years of service. Before normal retirement at age 62, Mr. Hagen’s benefit ranges from 62% to 100%. Mr. Kilberg is not eligible for early retirement benefits because his benefits are based on the cash balance formula.

All of our NEOs are vested in their pension plan benefits.

52	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

The following table provides information for each of our NEOs regarding aggregate executive and company contributions, aggregate earnings for 2019 and year-end account balances under the company’s deferred compensation plan.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Devin W. Stockfish	169,290	—	16,816	—	460,799
Russell S. Hagen	1,043,894	52,890	71,458	—	1,605,414
Adrian M. Blocker	—	—	—	—	—
James A. Kilberg	—	47,606	19,241	—	192,727
Keith J. O’Rear	—	—	—	—	—

(1)	Amounts are also reported in the Summary Compensation Table as salary earned and paid in 2019.

(2)

Amounts reported in this column represent non-elective employer contributions under the Supplemental Defined Contribution Plan. These amounts are also reported in the Summary Compensation Table under All Other Compensation.

(3)

Fiscal 2019 earnings, which includes interest on amounts deferred into the fixed interest account of the deferral plan and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred in the common stock equivalents account in the deferral plan.

(4)

Amounts were also reported as compensation in the Summary Compensation Table for previous years, and include interest earned on amounts deferred into the fixed-interest account of the deferral plan, any premium for amounts deferred into the common stock equivalents account in the deferral plan, and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred into the common stock equivalents account in the deferral plan.

NEOs are eligible to participate in the deferred compensation plan. The plan provides the opportunity to defer base salary and cash incentives for payment at a future date. NEOs may defer between 10% and 50% of base salary and up to 100% of cash bonus. The interest credited for deferred cash is determined each year by the Compensation Committee. The current interest rate formula is 120% of the applicable federal rate (AFR) as published by the IRS in January of the plan year.

NEOs may also choose to defer all or a portion of any cash incentives into a deferred compensation plan account denominated in Weyerhaeuser common stock equivalent units, with a 15% premium applied if payment is delayed for at least five years. The amount designated to be deferred in the form of common stock equivalent units and any premium is divided by the median price per share of company common stock over the last 11 trading days of January to determine the number of deferred stock equivalent units to be credited to the NEO’s account. Deferred stock units earn the equivalent of dividends, which are credited as additional deferred stock units. The value of the deferred account grows or declines based on the performance of Weyerhaeuser common stock (plus dividends).

The timing and form of payment of deferred compensation varies depending on when the compensation was deferred and whether it was deferred into a cash account or into the stock equivalent account. All payout elections were made and are administered in compliance with the requirements and limitations of IRC 409A.

Messrs. Hagen and Kilberg participate in the Supplemental DC Plan, which provides for non-elective employer contributions equal to 5% of bonus pay plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation were included in the definition of “pay” and without regard to the compensation limits imposed by IRC limitations. As discussed in our Compensation Discussion and Analysis, these benefits are provided to Messrs. Hagen and Kilberg and certain other employees who were hired on or after January 1, 2014, and therefore ineligible to participate in the company’s pension plans.

Potential Termination Payments

Change in Control

The company has agreements with each of its executive officers providing for specified payments and other benefits if, within the period of 24 calendar months from the effective date of a change in control of the company, the executive’s employment is terminated by the company or its successor under circumstances that constitute a “qualifying termination,” generally, a

2020 ANNUAL MEETING & PROXY STATEMENT	53

EXECUTIVE COMPENSATION

termination for reasons other than for Cause, mandatory retirement, early retirement, disability or death, or by the executive for Good Reason.

The following description of benefits is applicable to a termination occurring on December 31, 2019. As discussed in Other Factors Affecting Compensation above, for 2020, the benefit multiple for executive officers (other than the CEO) was lowered to two times base salary and two times target annual bonus. The CEO’s benefits for 2020 remain as described below.

If an NEO is terminated without Cause, or leaves for Good Reason, during the period described above following a change in control, he or she will receive:

●	an amount equal to three times the highest rate of the NEO’s annualized base salary rate in effect prior to the change in control;

●	three times the NEO’s target annual bonus established for the bonus plan year in which the termination occurs;

●	an amount equal to the NEO’s unpaid base salary and accrued vacation pay through the date of termination;

●	the NEO’s earned annual bonus prorated for the number of days in the fiscal year through the date of termination;

●	a payment of $75,000 (net of required payroll and income tax withholding) for replacement health and welfare coverage and an allowance of $20,000 for outplacement services; and

●	full vesting of benefits under any and all supplemental retirement plans in which the NEO participates, calculated under the assumption that the NEO’s employment continues following his or her termination date for three full years.

The company’s long-term incentive plans also include change in control provisions that are triggered upon a change in control of the company and a qualifying termination. Under these circumstances:

●	vesting of outstanding stock options and RSUs would be accelerated;

●	unearned PSUs would be deemed to have been earned at target performance; and

●	earned PSUs would vest and be released.

In addition, if equity awards are not assumed or replaced in connection with the change in control, the plans and award agreements provide for full vesting upon the change in control.

Severance

Agreements with each of the company’s executive officers provide for severance benefits if the executive’s employment is terminated by the company when there is no change in control unless the termination is for Cause or is the result of the company’s mandatory retirement policy, disability or death. The severance benefit payable is an amount equal to:

●	one and one-half times the highest base salary rate paid to the executive prior to termination;

●	one and one-half times the target annual bonus established for the bonus plan year in which the termination occurs;

●	the amount of the executive’s unpaid base salary and accrued vacation pay through the date of the termination;

●	the executive’s earned annual bonus prorated for the number of days in the fiscal year through the date of the executive’s termination; and

●	a payment of $10,000 (net of required payroll and income tax withholding) to assist the executive in paying for replacement health and welfare coverage for a reasonable period following the date of termination and an allowance of $20,000 for outplacement services.

The severance benefit payable to our CEO is the same as described above except that the amount paid for base salary is two times his highest base salary rate and the amount paid for target bonus is two times his target annual bonus.

54	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Key Terms

“Cause” means a participant’s:

●	willful and continued failure to perform substantially the officer’s duties after the company delivers to the participant written demand for substantial performance specifically identifying the manner in which the officer has not substantially performed his or her duties;

●	conviction of a felony; or

●	willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

“Disability” means a medical condition in which a person is entitled to either total and permanent disability under the Social Security Act or judged to be totally and permanently disabled by the administrative committee or a committee delegated authority to make such determinations.

“Good Reason” means:

●	a material reduction in the officer’s position, title or reporting responsibilities existing prior to the change in control;

●	a requirement that the officer be based in a location that is at least 50 miles farther from the company’s headquarters than the officer’s primary residence was located immediately prior to the change in control;

●	a material reduction by the company in the officer’s base salary as of the effective date of the change in control;

●	a material reduction in the officer’s benefits unless the overall benefits provided are substantially consistent with the average level of benefits of the other officers holding similar positions; or

●	a material reduction in the officer’s level of participation in any of the company’s short- or long-term incentive compensation plans.

Termination Payments Tables

The following tables describe estimated potential payments to the NEOs that could be made upon a change in control with a qualifying termination or upon an involuntary termination other than for Cause, in each case as if the event had occurred on December 31, 2019. Valuation of equity awards was based on the closing price of our common stock on December 31, 2019, less the applicable option exercise price (in the case of options) and assuming target performance (in the case of PSUs). Generally, there are no payments made to executive officers in the event of an involuntary termination for Cause. As described under Pension Benefits beginning on page 51, the NEOs are vested in their pension benefits and there is no acceleration or increase in pension benefits upon termination except as set forth below.

	Change in Control + Qualifying Termination

Name	Cash (1) ($)	Equity (2) ($)	Pension (3) ($)	Other (4) ($)	Total ($)
Devin W. Stockfish	9,135,000	10,590,381	303,454	143,660	20,172,495
Russell S. Hagen	4,976,500	4,870,294	323,660	119,141	10,289,595
Adrian M. Blocker	4,082,500	6,818,908	527,219	143,660	11,572,287
James A. Kilberg	3,692,000	4,574,696	233,153	143,660	8,643,509
Keith J. O’Rear	3,867,000	2,187,917	493,909	119,141	6,667,967

(1)

Amounts include payment in respect of salary, target bonus and earned annual bonus pursuant to the change in control agreements. Amount for Mr. Hagen also includes acceleration of a previously-disclosed retention bonus award granted in 2018.

(2)	Amounts include the intrinsic value of accelerated vesting of stock options, RSUs and PSUs as of December 31, 2019. See discussion under “Change in Control” for more information.

(3)

Represents an estimated present value of an annual increase in pension payments pursuant to the terms of the NEO’s change in control agreement with the company. The annual increase assumes credit for three additional years of service applies to benefits earned under Formula B and three additional years of age applies to benefits earned under Formula A and B following termination of employment. For Messrs. Hagen and Kilberg, the annual increase assumes credit for three additional years of service and three additional years of age applies to benefits under their respective former Plum Creek Timber Company, Inc. pension plans following termination of employment. See discussion under “Pension Benefits” beginning on page 51 for more information about these pension plans.

(4)

Amounts include a lump sum payment to assist in paying for replacement health and welfare coverage for a reasonable period following the date of termination and related gross up payment, and an allowance for outplacement services with a value of up to $20,000 (if utilized by an executive, fees are paid directly to the outplacement service provider).

2020 ANNUAL MEETING & PROXY STATEMENT	55

EXECUTIVE COMPENSATION

	Severance

Name	Cash (1) ($)	Equity (2) ($)	Pension ($)	Other (3) ($)	Total ($)
Devin W. Stockfish	6,635,000	2,163,858	—	36,488	8,835,346
Russell S. Hagen	3,280,750	1,456,880	—	33,219	4,770,849
Adrian M. Blocker	2,301,250	2,962,535	—	36,488	5,300,273
James A. Kilberg	2,096,000	1,546,487	—	36,488	3,678,975
Keith J. O’Rear	2,271,000	301,979	—	33,219	2,606,198

(1)

Amounts include payment in respect of salary, target bonus and earned annual bonus pursuant to the severance agreements. Amount for Mr. Hagen also includes acceleration of a previously-disclosed retention bonus award granted in 2018.

(2)

For termination without cause, vesting of equity awards continues for one year. Vested options would remain exercisable for the lesser of three years or the remainder of the original term. Notwithstanding the additional year of vesting, the three-year vesting period would not be achieved for PSUs granted in 2018 and 2019 and no shares would therefore be earned.

(3)

Amounts include a lump sum payment to assist in paying for replacement health and welfare coverage and related gross up payment, along with an allowance for outplacement services with a value of up to $20,000 (if utilized by an executive, fees are paid directly to the outplacement service provider).

	Other Severance - Death or Disability

Name	Cash (1) ($)	Equity (2) ($)	Pension ($)	Other ($)	Total ($)
Devin W. Stockfish	—	10,590,381	—	—	10,590,381
Russell S. Hagen	1,000,000	4,870,294	—	—	5,870,294
Adrian M. Blocker	—	6,818,878	—	—	6,818,878
James A. Kilberg	—	4,574,696	—	—	4,574,696
Keith J. O’Rear	—	2,187,917	—	—	2,187,917

(1)	Amount for Mr. Hagen also includes acceleration of a previously-disclosed retention bonus award granted in 2019.

(2)

Upon termination due to death or disability, unvested options would vest and options would remain exercisable for the lesser of three years or the original term. Stock options granted to Mr. Hagen by Plum Creek Timber Company, Inc. and assumed by the company were fully vested at December 31, 2019. Vesting of unvested RSUs would accelerate for grants made in 2016, 2017, 2018 and 2019. For PSUs granted in 2017, 2018 and 2019, the number of shares earned would be based on the actual achievement of performance goals and released and paid at the end of the applicable performance period.

	Early Retirement

Name	Cash ($)	Equity (1) ($)	Pension (2) ($)	Other ($)	Total ($)
Devin W. Stockfish	—	—	—	—	—
Russell S. Hagen	—	—	—	—	—
Adrian M. Blocker	—	4,767,623	—	—	4,767,623
James A. Kilberg	—	4,264,424	—	—	4,264,424
Keith J. O’Rear	—	—	—	—	—

(1)

Upon early retirement, unvested options would continue to vest and remain exercisable for the original term. Vesting of unvested RSUs would continue for grants made in 2016, 2017, 2018 and 2019, and the 2019 grant would be prorated based on the number of months worked after the grant date. For PSUs granted in 2017, 2018 and 2019, the number of actual shares earned would be based on the achievement of performance goals and released and paid at the end of the applicable performance period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee acts on behalf of the board of directors to establish and oversee the company’s executive compensation program in a manner that serves the interests of Weyerhaeuser and its shareholders. For a discussion of the committee’s policies and procedures, see Committees of the Board—Compensation Committee.

The company’s management has prepared the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. The Compensation Committee has reviewed and discussed with management the CD&A. Based on its review and those discussions, the committee recommended to the board of directors that the CD&A be included in the proxy statement for the company’s 2020 annual meeting of shareholders.

56	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

The current members of the Compensation Committee are set forth below. All members of the Compensation Committee participated in the review, discussions and approval of the CD&A included in this proxy statement and remain as members of the board of directors.

● Charles R. Williamson, Chairman ● Mark A. Emmert	● Nicole W. Piasecki ● Lawrence A. Selzer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Williamson, Emmert and Selzer and Ms. Piasecki served on the Compensation Committee during 2019, with Mr. Williamson serving as chairman. No person who served on the Compensation Committee during 2019 was an officer or employee of the company or any of its subsidiaries during 2019 or any prior period. No executive officer of the company served either as a member of the compensation committee, or as a director, of any company for which any member of our board (including our Compensation Committee) served as an executive officer during 2019.

RISK ANALYSIS OF OUR COMPENSATION PROGRAMS

The Compensation Committee reviews our compensation plans and policies to ensure that they do not encourage unnecessary risk taking and instead encourage behaviors that support sustainable value creation. In 2019, the committee, with the assistance of FW Cook, reviewed the company’s compensation policies and practices for employees, including NEOs, and believes that our compensation programs are not reasonably likely to have a material adverse effect on the company. We believe the following factors reduce the likelihood of excessive risk-taking:

●	the program design provides a balanced mix of cash and equity, short-term and long-term incentives, fixed and performance-based pay, and performance metrics;

●	maximum payout levels for incentive awards are capped;

●	the Compensation Committee has downward discretion over cash incentive program payouts;

●	executive officers are subject to share ownership guidelines;

●	compliance and ethical behaviors are integral factors considered in all performance assessments;

●	the company has adopted policies prohibiting hedging and pledging by executives and directors; and

●	the company has adopted a “clawback” policy.

CEO PAY RATIO

Our CEO to median employee pay ratio is calculated in accordance with SEC rules and requirements. We identified the median employee by examining the 2019 total taxable compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2019. We excluded only our Japanese employees because they represent less than 5% of our total employee population, and included all other employees employed with us on that date, whether employed on a full or part time basis, or seasonally. After excluding our 12 employees in Japan, our pay ratio was based on 9,417 of our 9,429 total number of employees. We did not make any assumptions, adjustments, or estimates with respect to total taxable compensation other than to exclude certain pre-tax deductions relating to health care expense, and we did not annualize the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2019. We believe our use of total taxable compensation for these employees was appropriate because taxable income is a consistently applied compensation measure and the information is reasonably ascertainable.

After identifying the median employee based on total taxable compensation, we calculated the employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table. Based on this information, we estimate that the total annual compensation of our median employee for 2019 is $63,464. As reported in the Summary Compensation Table, the annual total compensation for our CEO for 2019 is $9,957,168. As a result, we estimate that our 2019 CEO to median employee pay ratio is 157:1.

SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies are likely not comparable to our CEO pay ratio.

2020 ANNUAL MEETING & PROXY STATEMENT	57

ITEM 3. RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2019 and has been selected to do so for 2020. Representatives of KPMG LLP are expected to be present at the virtual annual meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the company for ratification. However, the board of directors is submitting this matter to the shareholders as a matter of good corporate governance. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and the shareholders.

The company was billed for professional services provided during 2019 and 2018 by KPMG LLP in the amounts set out in the following table:

Services Provided	Fee Amount 2019	Fee Amount 2018

Audit Fees (1)	$4,986,175	$4,786,800

Audit Related Fees (2)	$219,276	$213,400

Tax Fees (3)	$14,147	$23,600

All Other Fees	$—	$—

Total	$5,219,598	$5,023,800

(1)

Audit Fees for 2018 and 2019 include the aggregate fees for professional services rendered by KPMG for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-K and Forms 10-Q. Audit Fees include fees for the audit of the company’s internal control over financial reporting.

(2)	Audit Related Fees for 2018 and 2019 include fees for services rendered in support of employee benefit plan audits.

(3)	Tax Fees for 2018 and 2019 include fees for tax compliance services.

The Audit Committee of the board of directors is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent registered public accountants. The committee has adopted a policy that it is required to approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the committee in advance.

The Audit Committee annually reviews and approves services to be provided by the independent auditor during the next year and revises the list of approved services from time to time based on subsequent determinations. The committee is of the general view that the independent auditor can provide tax services to the company, such as tax compliance and tax technical advice, without impairing the auditor’s independence. The authority to approve services may be delegated by the committee to one or more of its members and the committee may delegate to management the authority to approve certain specified audit related services up to a limited amount of fees. If authority to approve services has been delegated to a committee member or management, any such approval of services must be reported to the committee at its next scheduled meeting and approved by the committee (or by one or more members of the committee, if authorized). The Audit Committee has considered the services rendered by KPMG LLP for services other than the audit of the company’s financial statements in 2019 and has determined that the provision of these services is compatible with maintaining the firm’s independence.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as Weyerhaeuser’s independent registered public accounting firm for 2020.

58	WEYERHAEUSER COMPANY

AUDIT COMMITTEE REPORT

Management is responsible for the company’s internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing audit reports on the consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.

In discharging its responsibility for the year ended December 31, 2019:

●	The Audit Committee has reviewed and discussed the audited financial statements of the company with management.

●	The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended.

●

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with that firm the written report and its independence from the company.

●

Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements and assessment of internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The current members of the Audit Committee are set forth below.

● Sara Grootwassink Lewis, Chair	● D. Michael Steuert

● Marc F. Racicot	● Kim Williams

2020 ANNUAL MEETING & PROXY STATEMENT	59

STOCK INFORMATION

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of March 20, 2020, the number of common shares beneficially owned by each current director and named executive officer, and by all current directors and all executive officers as a group, as well as the number of common stock equivalent units owned by each current director and named executive officer and by all current directors and all executive officers as a group under the company’s deferred compensation plans. Percentages of total beneficial ownership have been calculated based upon 746,205,956 shares, which was the total number of common shares outstanding as of March 20, 2020.

Name of Individual or Identity of Group	Voting and or Dispositive Powers (number of common shares) (1)(2)(3)(4)	Percent of Class (common shares)	Common Stock Equivalent Units (5)
Adrian M. Blocker	310,731	*	—
Mark A. Emmert	24,598	*	25,397
Russell S. Hagen	146,570	*	—
Rick R. Holley	539,028	*	22,198
James A. Kilberg	121,170	*	—
Sara Grootwassink Lewis	17,523	*	31,533
Al Monaco	1,218	*	—
Keith J. O’Rear	26,814	*	—
Nicole W. Piasecki	205,761	*	68,874
Marc F. Racicot	41,540	*	—
Lawrence A. Selzer	35,140	*	—
D. Michael Steuert	29,372	*	72,342
Devin W. Stockfish	281,089	*	—
Kim Williams	33,729	*	70,090
Charles R. Williamson	42,266	*	173,917
Directors and executive officers as a group (17 persons)	2,035,679	*	470,137

*	Denotes amount is less than 1%

(1)

Includes the number of shares that could be acquired within 60 days after March 20, 2020 pursuant to outstanding stock options, as follows: Mr. Blocker, 214,734 shares; Mr. Hagen, 24,000 shares; Mr. O’Rear, 15,745 shares; Mr. Stockfish, 163,580 shares; and the executive officers as a group,530,977 shares.

(2)	Includes 152,666 shares for which Ms. Piasecki shares voting and dispositive powers with one or more other persons. Ms. Piasecki disclaims beneficial ownership of these shares.

(3)

Includes RSUs granted to non-employee directors that will vest and be payable on May 17, 2020 in shares of the company’s common stock, together with dividends credited to those shares as of March 20, 2020, as follows: Mr. Emmert, 6,472 shares; Mr. Monaco, 1,218 shares; Ms. Piasecki, 6,472 shares; Mr. Racicot, 6,472 shares; Mr. Selzer, 6,472 shares; Mr. Steuert, 6,472 shares; Ms. Williams, 6,472 shares; and Mr. Williamson, 6,472 shares.

(4)

Amount shown for Ms. Grootwassink Lewis excludes 7,987 shares of common stock that she previously deferred and for which she does not have voting or dispositive power. Ms. Grootwassink Lewis maintains an economic and pecuniary interest in these shares.

(5)

Common stock equivalent units held as of March 20, 2020 under the Fee Deferral Plan for Directors or under the company’s compensation deferral plan for executive officers. The common stock equivalent units will be repaid to the director at the end of the deferral period in the form of shares of company common stock and to the executive officer at the end of the deferral period in the form of cash.

60	WEYERHAEUSER COMPANY

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table shows the number of common shares held by persons known to the company to beneficially own more than 5% of its outstanding common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (common shares)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	53,337,591	(1)	7.20%
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	41,529,308	(2)	5.57%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	39,916,704	(3)	5.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	109,966,574	(4)	14.75%

(1)

Based on a Schedule 13G/A dated February 5, 2020 in which BlackRock, Inc. reported that as of December 31, 2019 it had sole voting power over 46,775,982 shares and sole dispositive power over 53,337,591 shares.

(2)

Based on a Schedule 13G/A dated February 10, 2020 in which First Eagle Investment Management, LLC reported that as of December 31, 2019 it had sole voting power over 38,983,176 shares and sole dispositive power over 41,529,308 shares.

(3)

Based on a Schedule 13G dated February 14, 2020 in which T. Rowe Price Associates, Inc. reported that as of December 31, 2019 it had sole voting power over 16,674,289 shares and sole dispositive power over 39,809,084 shares.

(4)

Based on a Schedule 13G/A dated February 10, 2020 in which The Vanguard Group reported that as of December 31, 2019 it had sole voting power over 1,094,093 shares, shared voting power over 207,816 shares, sole dispositive power over 108,723,978 shares and shared dispositive power over 1,242,596 shares.

INFORMATION ABOUT SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table describes, as of December 31, 2019, the number of shares subject to outstanding equity awards under the company’s 2013 Long-Term Incentive Plan, 2004 Long-Term Incentive Plan and 1998 Long-Term Incentive Compensation Plan, and the weighted average exercise price of outstanding stock options and stock appreciation rights. The 2013 Plan was approved by shareholders at the 2013 annual meeting of shareholders and replaces the 2004 Plan and 1998 Plan, under which no further awards may be granted. The following table shows the number of shares available for future issuance under the 2013 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A)) (C)
Equity compensation plans approved by security holders (1)	8,253,000	$21.15	20,239,000
Equity compensation plans not approved by security holders	—	—	—
Total	8,253,000	$21.15	20,239,000

(1)

Includes 1.789 million restricted stock units and 1.049 million performance share units. Because there is no exercise price associated with restricted stock units and performance share units, excluding these stock units the weighted average price calculation would be $32.24.

2020 ANNUAL MEETING & PROXY STATEMENT	61

STOCK INFORMATION

FUTURE SHAREHOLDER PROPOSALS

We anticipate that our 2021 annual meeting of shareholders will be held on May 14, 2021.

Shareholders who wish to present proposals in accordance with SEC Rule 14a-8 for inclusion in the company’s proxy materials to be distributed in connection with our 2021 annual meeting must submit their proposals so they are received by the Corporate Secretary at the company’s executive offices no later than the close of business on December 4, 2020. To be in proper form, a shareholder proposal must meet all applicable requirements of SEC Rule 14a-8. Simply submitting a proposal does not guarantee that it will be included.

Our Bylaws provide that a shareholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is properly presented for consideration. If a shareholder wishes to bring business at a meeting for consideration under the Bylaws rather than under SEC Rule 14a-8, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be delivered to the Corporate Secretary no later than 90 days and no earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then the notice must be received no earlier than (x) 120 days prior to such annual meeting and no later than (y) the close of business on the later of the 70th day prior to the date of such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was made by the company. To be in proper form, the notice must include specific information as described in Article II of our Bylaws.

A shareholder who wishes to submit a proposal is strongly encouraged to consult independent counsel about our Bylaws and SEC requirements. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our Bylaws or SEC or other applicable requirements for submitting a proposal.

SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS

Subject to the requirements under our Bylaws, any shareholder entitled to vote in the election of directors or other matters to be brought before a shareholder meeting may nominate one or more persons for election as directors. Differing procedures apply depending on whether or not a shareholder is nominating a candidate for inclusion in our proxy materials. The following is only a brief summary of the rules and requirements applicable to either such nominations. In addition, any shareholder may recommend to the Governance and Corporate Responsibility Committee for its consideration a director nominee for election to the board.

Proxy Access Shareholder Nominations

The company’s Bylaws permit a qualifying shareholder, or a group of up to 20 qualifying shareholders, to nominate directors for election to the board and include their nominations and certain related information in the company’s proxy materials. Only shareholders (including a group of up to 20 shareholders) who have owned at least 3% of the company’s outstanding common stock continuously for at least three years are eligible. A qualifying shareholder or group of shareholders may nominate directors for up to the greater of two director positions or 20% of the board. Both the nominating shareholder(s) and the director nominee(s) must satisfy various requirements as specified in our Bylaws. The nomination will be effective only if, among other requirements, the shareholder delivers written notice of intent to make a nomination to the Corporate Secretary not less than 120 or more than 150 days before the first anniversary of the date that the company first sent its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after such anniversary date, notice must be given not earlier than (x) the 150th day and not later than (y) the close of business on the later of the close of business on the 120th day before such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

The requirements and conditions that apply for shareholder nominations to be included in the company’s proxy materials can be found in Article II of the Bylaws.

Other Shareholder Nominations

The company’s Bylaws also permit shareholders to nominate director candidates for election to the board without inclusion in the company’s proxy materials. The nomination will be effective only if, among other requirements, the shareholder delivers written notice of the shareholder’s intent to make a nomination to the Corporate Secretary not less than 90 days or more than 120 days prior to the annual meeting. However, if the company sends notice or publicly discloses the date of the meeting less than 100 days before the date of the annual meeting, the

62	WEYERHAEUSER COMPANY

STOCK INFORMATION

shareholder must deliver the notice to the Corporate Secretary not later than the close of business on the 10th day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first.

The requirements and conditions that apply for shareholder nominations not included in the company’s proxy materials can be found in Article III of the Bylaws.

Whether a shareholder nomination is included in the company’s proxy statement or not, to be in proper form, a shareholder’s notice must include specific information concerning the shareholder and the nominee as described in our Bylaws and in applicable SEC rules. In addition, to be eligible to be a nominee for director, the nominee must be able to make certain disclosures and representations to, and agreements with, the company, all as set forth and described in our Bylaws.

A shareholder who wishes to submit a nomination is strongly encouraged to consult independent counsel about our Bylaws and SEC requirements. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our Bylaws or SEC or other applicable requirements for submitting a nomination. Shareholders may request a copy of our Bylaws from our Corporate Secretary by writing to the address provided below. Our Bylaws are also available on our website at www.weyerhaeuser.com under “Investors” at the top of the page, then “Corporate Governance” and then “Policies & Documents”.

Shareholder Recommendations to the Nominating Committee

The Governance and Corporate Responsibility Committee will consider nominees for the board of directors recommended by shareholders. If a shareholder wishes to recommend a nominee for election to the board, he or she should write to the Governance and Corporate Responsibility Committee specifying the name of the nominee and the nominee’s qualifications for membership on the board of directors, along with evidence of the shareholder’s share ownership and the nominee’s willingness to serve, if elected. See Board Composition and Consideration of Director Nominees on page 18 for a summary of director qualifications and selection criteria. Recommendations will be brought to the attention of and be considered by the Governance and Corporate Responsibility Committee.

Communicating with the Corporate Secretary

Notices and other communications relating to items of business to be presented and considered at the annual meeting (shareholder proposals, director nominations and other items of business), as well as communications directed to the Governance and Corporate Responsibility Committee concerning shareholder recommendations of director nominees, are required to be delivered to the Corporate Secretary. Such notices and communications must be sent to: Kristy T. Harlan, Senior Vice President, General Counsel and Corporate Secretary, Weyerhaeuser Company, 220 Occidental Avenue South, Seattle WA 98104.

2020 ANNUAL MEETING & PROXY STATEMENT	63

INFORMATION ABOUT THE MEETING

ATTENDING AND PARTICIPATING AT THE ANNUAL MEETING

Date and Time

The 2020 Annual Meeting will be held “virtually” by means of an audio webcast on Friday, May 15, 2020, beginning at 8:00 a.m. Pacific Time. There will be no physical meeting location.

Access to the Audio Webcast

Access to the webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time.

To attend and participate at the Annual Meeting, log in at www.virtualshareholdermeeting.com/WY2020. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

Technicians will be available to assist you with any technical difficulties you may experience when trying to access the virtual meeting. If you experience any such difficulties, please call the support number posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/WY2020.

Submitting Questions

Once online access to the 2020 Annual Meeting is open, shareholders may submit questions, if any, on www.virtualshareholdermeeting.com/WY2020. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

VOTING MATTERS

Proxy Information

On or about April 3, 2020, we began distributing to each shareholder entitled to vote at the annual meeting either: (i) a Notice; or (ii) this proxy statement, a proxy card and our 2019 Annual Report to Shareholders and Form 10-K.

The Notice of Internet Availability of Proxy Materials contains instructions to:

●	electronically access our proxy statement and our 2019 Annual Report to Shareholders and Form 10-K;

●	vote via the internet or by mail; and

●	receive a paper copy of our proxy materials by mail, if desired.

Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the board of directors. Proxies are solicited by the board of directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of March 20, 2020 are eligible to vote at the annual meeting. On that date, 746,205,956 common shares were outstanding. Each common share entitles the holder to one vote on the items of business to be considered at the annual meeting.

Vote Required for Items of Business

The presence, virtually or by proxy, of holders of a majority of Weyerhaeuser’s outstanding common shares is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and “broker non-votes” (explained below) are counted for purposes of determining the presence or absence of a quorum. Under Washington law and the company’s Articles of Incorporation and Bylaws, if a quorum is present at the meeting:

●	Item 1—nominees for election as directors will be elected to the board of directors if the votes cast “for” each such nominee exceed the votes cast “against” the nominee;

●	Item 2—the advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

64	WEYERHAEUSER COMPANY

INFORMATION ABOUT THE MEETING

●	Item 3—ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2020 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Non-Votes

Abstentions, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of any item of business at the meeting. In addition, in the election of directors withheld votes are deemed not to be votes cast and will therefore have no effect on the outcome of such election. A “broker non-vote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items.

Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors or the advisory vote on executive compensation, and your shares will instead be considered “broker non-votes” on each such item. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2020 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.

Options for Casting Your Vote

You may vote your common shares in one of several ways, depending upon how you own your shares.

If you are a shareholder of record, you can vote any one of four ways:

●	Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need to have your control number (from your Meeting Notice or proxy card) with you when you go to the website.

●	Voting by Telephone. Call 1-800-690-6903 and follow the instructions. You will need to have your control number with you when you call.

●	Voting by Mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.

●	Voting at the Virtual Meeting. You will be able to vote your shares at the virtual meeting using the unique control number that has been assigned to you. You will find this number in your proxy materials.

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the annual meeting or by timely executing and delivering, by internet or telephone, another proxy dated as of a later date. You may also revoke a previously issued proxy by voting at the virtual annual meeting.

OTHER MATTERS

Proxy Solicitation

Proxies are solicited by the board of directors. All expenses of soliciting proxies will be paid by the company. Proxies may be solicited personally, or by telephone, mail, email, or the Internet, by directors, officers or employees of the company, but the company will not pay any compensation for such solicitations. The company expects to pay fees of approximately $15,000 for assistance by Innisfree M&A Incorporated in the solicitation of proxies. In addition, the company will reimburse brokers, banks and other persons holding shares as nominees for their expenses related to sending material to their principals and obtaining their proxies.

Duplicative Shareholder Mailings

Many of our registered and beneficial shareholders hold their shares in multiple accounts or share an address with other shareholders, which results in unnecessary and costly duplicate mailings of our proxy materials to shareholders. You can help us avoid these unnecessary costs as follows:

●	Shareholders of Record. If your shares are registered in your own name and you would like to consent to the delivery of a single Meeting Notice, proxy statement or annual report, you may contact our

2020 ANNUAL MEETING & PROXY STATEMENT	65

INFORMATION ABOUT THE MEETING

transfer agent, Computershare, by mail at P.O. Box 505000, Louisville, KY 40233, or by telephone at 1-800-561-4405.

●	Beneficial Shareholders. If your shares are held of record by a broker, bank or other custodian rather than in your own name, please contact a representative of the holder of record for instructions.

●	Right to Request Separate Copies. If you consent to the delivery of a single Meeting Notice, proxy statement or annual report, but later decide that you would prefer to receive a separate copy of any of these materials, please notify Computershare using the contact information above if you are a registered shareholder of record, or contact your broker, bank or other holder of record if you are a beneficial shareholder.

2019 Annual Report to Shareholders and Form 10-K

This proxy statement has been preceded or accompanied by the company’s 2019 Annual Report, which also includes a copy of our Annual Report on Form 10-K for the fiscal year ended 2019. These materials are also available at www.proxyvote.com. The 2019 Annual Report contains audited financial statements and other information about the company. Except for those pages specifically incorporated into this proxy statement, such report is not to be deemed a part of the proxy soliciting material.

Our Annual Report on Form 10-K, including financial statements, is available on our website at http://investor.weyerhaeuser.com/sec-filings and on the SEC’s website at www.sec.gov. We will also provide without charge to each person solicited pursuant to this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K. Requests should be in writing and addressed to the attention of: Investor Relations, 220 Occidental Avenue South, Seattle, Washington 98104. Alternatively, you can order a hard copy by visiting our website at www.weyerhaeuser.com and selecting “Investors” at the top of the page, then “FAQ”, and then “How can I get a copy of the most recent annual report?”.

Other Business

In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the company knew of no other matters that might be presented for shareholder action at the annual meeting.

66	WEYERHAEUSER COMPANY

Weyerhaeuser Working together to be the world’s premier timber, land, and forest products company FOR MORE INFORMATION, VISIT http://investor.weyerhaeuser.com

Weyerhaeuser

WEYERHAEUSER COMPANY
220 OCCIDENTAL AVE S
SEATTLE, WA 98104

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2020 (or 11:59 pm Eastern Time on May 12, 2020 for participants voting under the Benefit Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WY2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2020 (or 11:59 pm Eastern Time on May 12, 2020 for participants voting under the Benefit Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D05078-P38925 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WEYERHAEUSER COMPANY

The Board of Directors recommends you vote FOR each of the nominees for director in the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark A. Emmert	☐	☐	☐
1b. Rick R. Holley	☐	☐	☐
1c. Sara Grootwassink Lewis	☐	☐	☐
1d. Al Monaco	☐	☐	☐
1e. Nicole W. Piasecki	☐	☐	☐
1f. Marc F. Racicot	☐	☐	☐
1g. Lawrence A. Selzer	☐	☐	☐
1h. D. Michael Steuert	☐	☐	☐
1i. Devin W. Stockfish	☐	☐	☐
1j. Kim Williams	☐	☐	☐
1k. Charles R. Williamson	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐
3. Ratification of selection of independent registered public accounting firm for 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

D05079-P38925

ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2020
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick R. Holley, Devin W. Stockfish and Kristy T. Harlan, and each of them with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares (other than shares held in benefit plans - see below) the undersigned is entitled to vote at the Annual Meeting of Shareholders of Weyerhaeuser Company to be held at www.virtualshareholdermeeting.com/WY2020, on Friday, May 15, 2020, at 8:00 a.m., Pacific time, and all adjournments or postponements thereof. Shares will be voted as directed on the reverse side of this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. **If the proxy card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.**

If there are shares allocated to the undersigned in one or more of the Weyerhaeuser 401(k) Plan or Weyerhaeuser Company Limited Investment Growth Plan, the undersigned hereby directs the plan trustee to vote all full and fractional shares as indicated on the reverse side of this proxy card. The plan trustee must receive your proxy instructions no later than 11:59 p.m., Eastern time, on May 12, 2020. **If the proxy card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors. However, if (a) the proxy card is returned without a signature, (b) the proxy card is not returned at all, or (c) the proxy card is received after 11:59 p.m., Eastern time on May 12, 2020, then in each case the plan trustee will vote in the same manner and proportion as the benefit plan shares for which the plan trustee has received valid voting instructions.**

Continued and to be signed on reverse side